Athene Annuity & Life Assurance Company
Financial Statements – Statutory-Basis and Supplementary Schedules
December 31, 2022 and 2021

Athene Annuity & Life Assurance Company
Index
December 31, 2022 and 2021

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Athene Annuity & Life Assurance Company 251 Little Falls Drive
Wilmington, DE 19808

Opinion

We have audited the statutory-basis financial statements of Athene Annuity & Life Assurance Company (the “Company”), which comprise the balance sheets - statutory-basis as of December 31, 2022, and the related statements of operations - statutory-basis, statements of changes in capital and surplus – statutory-basis, and statements of cash flows – statutory-basis for the year then ended, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory- basis financial statements”).

Unmodified Opinion on Statutory-Basis of Accounting

In our opinion, the 2022 statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance described in Note 1 and Note 2 to the statutory-basis financial statements.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the 2022 statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2022, or the results of its operations or its cash flows for the year then ended.

Predecessor Auditors' Opinion on 2021 Statutory-Basis Financial Statements

The statutory-basis financial statements of the Company as of and for the year ended December 31, 2021, were audited by other auditors whose report, dated April 4, 2022 expressed an opinion that those statutory-basis financial statements were not fairly presented in accordance with accounting principles generally accepted in the United States of America; however, such report also expressed an unmodified opinion on those statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance described in Note 1 and 2 to the statutory-basis financial statements.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 and Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Delaware Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Delaware Department of Insurance. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1 and Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.

Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Report on Supplemental Schedules

Our 2022 audit was conducted for the purpose of forming an opinion on the 2022 statutory-basis financial statements as a whole. The supplemental schedule of investment risk interrogatories and summary investment schedule and the supplemental schedule of selected statutory-basis financial data as of and for the year ended December 31, 2022, are presented for purposes of additional analysis and are not a required part of the 2022 statutory-basis financial statements. These schedules are the responsibility of the Company's management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory-basis financial statements.
Such schedules have been subjected to the auditing procedures applied in our audit of the 2022 statutory-basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory-basis financial statements or to the statutory-basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2022 statutory-basis financial statements as a whole.

/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa
March 31, 2023

Report of Independent Auditors
To the Board of Directors of Athene Annuity & Life Assurance Company

Opinions

We have audited the accompanying statutory-basis financial statements of Athene Annuity & Life Assurance Company (the "Company"), which comprise the balance sheets - statutory-basis as of December 31, 2021, and the related statements of operations - statutory-basis, of changes in capital and surplus - statutory-basis, and of cash flows - statutory-basis for the year then ended, including the related notes (collectively referred to as the "financial statements").

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance described in Note 1.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021, or the results of its operations or its cash flows for the year then ended.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 1 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Delaware Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Delaware Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa
April 4, 2022

Athene Annuity & Life Assurance Company
Balance Sheets – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands, except per share amounts)

	2022	2021
Admitted assets
Cash and invested assets:
Bonds	$23,978,263	$22,827,039
Preferred stocks	283,533	268,909
Common stocks:
Affiliated entities	2,067,261	1,278,853
Unaffiliated	23,600	26,158
Mortgage loans	4,636,055	4,784,322
Policy loans	2,258	1,981
Cash, cash equivalents and short-term investments	639,253	791,285
Receivable for securities	16,048	13,745
Derivative assets	223,005	209,298
Derivative collateral asset	48,748	9,597
Other invested assets	1,001,096	2,019,939
Total cash and invested assets	32,919,120	32,231,126
Accrued investment income	223,012	174,621
Reinsurance receivable	2,302,900	2,693,584
Funds withheld receivable on reinsurance	2,724,519	2,490,920
Reinsurance recoverable	82,191	83,761
Amounts due from parent, subsidiaries, and affiliates	101,111	175,835
Net deferred income tax asset	73,645	48,362
Other admitted assets	5,844	5,769
Separate account assets	13,668	17,778
Total admitted assets	$38,446,010	$37,921,756

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Balance Sheets – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands, except per share amounts)

	2022	2021
Liabilities and capital and surplus
Liabilities:
Policy and contract liabilities:
Life and annuity	$26,149,069	$24,433,620
Deposit-type contracts	408,687	452,929
Policy and contract claims	121,284	68,477
Total policy and contract liabilities	26,679,040	24,955,026
Accrued insurance expenses	1,376	1,087
Accrued commissions	5,244	14,534
Interest maintenance reserve	54,238	58,690
Asset valuation reserve	167,993	459,746
Amounts due to parents, subsidiaries, and affiliates	108,722	184,120
Payable for securities	1,605	28,520
Derivative liabilities	140,648	57,479
Derivative collateral liability	182,232	194,816
Liability for unclaimed property	26,864	27,627
Funds held under reinsurance with unauthorized reinsurers	5,957,329	8,223,547
Repurchase agreement liability	728,383	—
Reinsurance payable	2,024,376	1,996,938
Remittances and items not allocated	9,059	14,335
Federal income tax payable	2,125	45,924
Other liabilities	44,723	37,071
Separate account liabilities	13,668	17,778
Total liabilities	36,147,625	36,317,238
Capital and surplus:
Common stock, $500 par value per share; 5,000 shares
authorized, issued and outstanding	2,500	2,500
Paid-in surplus	3,331,396	1,926,507
Unassigned (deficit) surplus	(1,035,511)	(324,489)
Total capital and surplus	2,298,385	1,604,518
Total liabilities and capital and surplus	$38,446,010	$37,921,756

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Operations – Statutory-Basis
Years Ended December 31, 2022 and 2021
(Dollars in thousands)

	2022	2021
Premiums and other revenues
Premiums and annuity considerations for life contracts	$605,041	$839,576
Considerations for supplementary contracts with life contingencies	47,532	60,597
Net investment income	1,175,973	1,131,187
Amortization of interest maintenance reserve	14,984	61,038
Commissions and expense allowances on reinsurance ceded	148,528	375,849
Modified coinsurance adjustment ceded	405,098	1,655,373
Funds withheld adjustment assumed	102,790	115,195
Other income	510	1,097
Total premiums and other revenues	2,500,456	4,239,912
Benefits and expenses
Benefits paid or provided for:
Surrender benefits	537,982	485,306
Death benefits	280	1,216
Annuity and other benefits	200,595	163,589
Increase in policy reserves	1,715,449	3,126,705
Interest on policy or contract funds	15,872	19,960
Total benefits	2,470,178	3,796,776
Funds withheld adjustment ceded	157,168	275,604
Ceded interest maintenance reserve	(51,248)	(94,604)
Commissions	1,885	2,314
Commissions and expense allowance on reinsurance assumed	169,408	440,434
Assumed interest maintenance reserve	872	11,966
General insurance expenses	25,662	26,645
Insurance taxes, licenses, and fees	2,018	544
Modified coinsurance adjustment assumed	(20,599)	(9,551)
Transfer from separate account, net	(525)	(836)
Other expense	231	163
Total benefits and expenses	2,755,050	4,449,455
Net loss from operations before dividends to policyowners,
federal income taxes and net realized capital gains	(254,594)	(209,543)
Dividends to policyowners	25	28
Net loss from operations before federal income taxes
and net realized capital gains	(254,619)	(209,571)
Federal income tax expense (benefit)	80,896	(33,418)
Net loss from operations before net realized
capital gains	(335,515)	(176,153)
Net realized capital gains, net of tax and transfers
to interest maintenance reserve	315,218	108,519
Net loss	$(20,297)	$(67,634)

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Changes in Capital and Surplus – Statutory-Basis
Years Ended December 31, 2022 and 2021
(Dollars in thousands)

			Unassigned	Total
	Common	Paid-in	(Deficit)	Capital
	Stock	Surplus	Surplus	and Surplus

Balances as of December 31, 2020	$2,500	$1,402,090	$317,197	$1,721,787
Net loss	—	—	(67,634)	(67,634)
Capital contribution	—	524,417	—	524,417
Change in net unrealized capital gains
and losses, net of deferred tax	—	—	(603,381)	(603,381)
Change in net deferred income tax	—	—	52,637	52,637
Change in nonadmitted assets	—	—	(92,510)	(92,510)
Change in asset valuation reserve	—	—	42,520	42,520
Reinsurance adjustment	—	—	26,682	26,682
Balances as of December 31, 2021	2,500	1,926,507	(324,489)	1,604,518
Net loss	—	—	(20,297)	(20,297)
Capital contribution	—	1,404,889	—	1,404,889
Change in net unrealized capital gains
and losses, net of deferred tax	—	—	(987,203)	(987,203)
Change in net deferred income tax	—	—	(19,508)	(19,508)
Change in nonadmitted assets	—	—	(42,657)	(42,657)
Change in asset valuation reserve	—	—	291,753	291,753
Reinsurance adjustment	—	—	66,890	66,890
Balances as of December 31, 2022	$2,500	$3,331,396	$(1,035,511)	$2,298,385

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2022 and 2021
(Dollars in thousands)

	2022	2021
Cash from operations
Premiums and policy proceeds, net of reinsurance	$652,574	$900,173
Net investment income received	1,101,858	1,085,078
Commissions and expense allowances on reinsurance ceded	144,902	371,933
Funds withheld adjustment assumed	102,854	115,195
Net benefits received	58,771	644,954
Commissions and insurance expenses paid	(202,271)	(470,781)
Dividends paid to policyowners	(27)	(31)
Federal income tax paid	(134,619)	(41,853)
Net transfers from separate accounts	554	844
Other revenues received less other expenses paid	445	1,097
Net cash from operations	1,725,041	2,606,609
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	3,170,216	6,105,577
Stocks	66,717	22,749
Mortgage loans	1,169,170	800,204
Other invested assets	2,509,963	1,117,780
Miscellaneous proceeds	74,927	168,582
Total investment proceeds	6,990,993	8,214,892
Cost of investments acquired:
Bonds	(4,747,118)	(8,842,742)
Stocks	(19,178)	(405,170)
Mortgage loans	(1,095,086)	(1,727,644)
Real Estate	—	(899)
Other invested assets	(1,362,030)	(1,111,437)
Miscellaneous applications	(68,646)	(574)
Total costs of investments acquired	(7,292,058)	(12,088,466)
Net cash from investments	(301,065)	(3,873,574)
Cash from financing and miscellaneous sources
Capital contribution	—	300,000
Net (withdrawals) deposits on deposit-type contracts	(44,242)	75,691
Other cash (applied) provided	(1,531,766)	339,093
Net cash from financing and miscellaneous sources	(1,576,008)	714,784
Net change in cash, cash equivalents and short-term investments	(152,032)	(552,181)
Cash, cash equivalents and short-term investments
Beginning of year	791,285	1,343,466
End of year	$639,253	$791,285
The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2022 and 2021
(Dollars in thousands)

	2022	2021

Supplemental disclosures of cash flow information for non-cash transactions
Security exchanges and asset in kind trades - bond proceeds (investing)	$1,047,545	$798,669
Security exchanges and asset in kind trades - bonds acquired (investing)	(1,047,545)	(798,669)
Security exchanges and asset in kind trades - other invested asset proceeds (investing)	84,730	23,685
Security exchanges and asset in kind trades - other invested asset acquired (investing)	(84,730)	(23,685)
Ceded reinsurance activity settled in bonds (investing)	(132,025)	(186,744)
Reinsurance activity settled in bonds (operating)	132,025	185,754
Capital contribution of stock compensation expense (financing)	29,594	22,202
Capital contribution of stock compensation expense (investing)	(23,853)	(15,707)
Capital contribution of stock compensation expense (operating)	(5,741)	(6,495)
Capital contribution - non-cash (financing)	1,275,294	27,215
Capital contribution - non-cash (investing)	(1,275,294)	(27,215)
Asset transfer bonds to other invested assets - proceeds (investing)	141,166	5,000
Asset transfer bonds to other invested assets - acquired (investing)	(141,166)	(5,000)
Asset transfer mortgage to other invested assets - proceeds (investing)	1,003	—
Asset transfer mortgage to other invested assets - acquired (investing)	(1,003)	—
Asset transfer stocks to bonds - proceeds (investing)	(37,899)	—
Asset transfer stocks to bonds - acquired (investing)	37,899	—
Assumed reinsurance activity settled in bonds (investing)	—	990
Asset transfer bonds to other invested assets - proceeds (investing)	—	69
Asset transfer bonds to other invested assets - acquired (investing)	—	(69)

The accompanying notes are an integral part of the financial statements.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

1.    Nature of Operations and Significant Accounting Policies
Organization and Nature of Business
Athene Annuity & Life Assurance Company (the Company) is a stock life insurance company domiciled in the State of Delaware and was founded in 1909. The Company is licensed in the District of Columbia, Puerto Rico and all states except New York. The Company has historically issued individual life insurance, annuities, and related spread products. Currently, the Company focuses on the issuance of funding agreements to financial institutions along with its reinsurance platform.
At December 31, 2022, all outstanding shares of the Company were owned by Athene Annuity Re Ltd. (AARe). AARe is an indirect wholly owned subsidiary of Athene Holding Ltd. (AHL), a Bermuda exempted company.

On January 1, 2022 (the Merger Effective Date), the merger transaction pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021 (the Merger Agreement), by and among AHL, Apollo Global Management Inc. (AGM, formerly known as Tango Holdings, Inc.), Apollo Asset Management, Inc. (AAM, formerly known as Apollo Global Management, Inc.), Blue Merger Sub, Ltd. (AHL Merger Sub), and Green Merger Sub, Inc. (AAM Merger Sub) was completed. Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date, AAM Merger Sub merged with and into AAM (the AAM Merger), with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date, AHL Merger Sub merged with and into AHL (the AHL Merger and, together with the AAM Merger, the Mergers), with AHL continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and AHL became direct subsidiaries of AGM.

Prior to the Mergers, all outstanding shares of the Company were owned by Athene USA Corporation (AUSA), a non-insurance company incorporated in the State of Iowa. Following the completion of the Mergers, AUSA contributed its ownership in the Company to its direct wholly owned subsidiary, AARe, whereas the Company became a direct wholly owned subsidiary of AARe.

The Company owns all the outstanding capital stock of Athene Annuity and Life Company (AAIA), a stock life insurance company domiciled in the State of Iowa, which in turn owns all the outstanding capital stock of Athene Annuity & Life Assurance Company of New York (AANY), Structured Annuity Reinsurance Company (STAR), Athene Re USA IV, Inc. (Athene Re IV), Centralife Annuities Service, Inc., and AAIA RML, LLC. AANY owns all the outstanding capital stock of Athene Life Insurance Company of New York (ALICNY). The Company also owns all the outstanding capital stock of P.L. Assigned Services, Inc. and AADE RML, LLC.
Basis of Presentation
The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The accompanying financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Delaware Department of Insurance (Delaware Department). The State of Delaware has adopted the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual. These practices differ from accounting principles generally accepted in the United States of America (GAAP) and are presumed to be material.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The more significant of the differences from those prescribed or permitted by the Delaware Department and GAAP are as follows:
Fixed Maturity Securities: Investments in bonds, redeemable preferred stocks, and surplus notes are reported at amortized cost or fair value based on their rating by the NAIC; for GAAP, such investments would be designated at purchase as held-to-maturity, trading or available-for-sale. For GAAP, held-to-maturity fixed maturity investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.
A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. Under GAAP, available-for-sale securities with a fair value that has declined below amortized cost are evaluated to determine how the decline in fair value should be recognized. If it is determined, based on the facts and circumstances related to the specific security, that the holder intends to sell a security or it is more likely than not that the holder would be required to sell a security before the recovery of its amortized cost, any existing allowance for credit losses is reversed and the amortized cost of the security is written down to fair value. If neither of these conditions exist, the holder evaluates whether the decline in fair value has resulted from a credit loss or other factors. If the decline in fair value resulted from a credit loss, the cost basis is not reduced but rather a valuation allowance is established and is remeasured each period for the passage of time, any change in expected cash flows, and changes in the fair value of the security.

Purchased Credit Impaired and Deteriorated Securities: Purchases of certain securities, primarily non-agency mortgage-backed securities, that have experienced deterioration in credit quality since their issuance are accounted for as purchased credit impaired (PCI). The Company determined, based on its expectations as to the timing and amount of cash flows expected to be received, that it was probable at acquisition that it would not collect all contractually required payments, including both principal and interest and considering the effects of prepayments, for these PCI securities. The difference between the undiscounted expected future cash flows of the PCI securities and the recorded investment in the securities represents the accretable yield, which is to be accreted into investment income, net of related expenses over their remaining lives on a level-yield basis. Additionally, the difference between the contractually required payments on the PCI securities and the undiscounted expected future cash flows represents the non-accretable difference. Over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, the accretable yield and the non-accretable difference can change. On a quarterly basis, the undiscounted expected future cash flows associated with PCI securities are reevaluated based on updates to key assumptions. Changes to undiscounted expected future cash flows due solely to the changes in the contractual benchmark interest rates on variable-rate PCI securities will change the accretable yield prospectively. Declines in undiscounted expected future cash flows due to further credit deterioration as well as changes in the expected timing of the cash flows can result in the recognition of an other-than-temporary impairment (OTTI) charge. Significant increases in undiscounted expected future cash flow changes are recognized prospectively as an adjustment to the accretable yield.

Under GAAP, purchased securities that have experienced a more-than-insignificant deterioration in credit quality since their origination are accounted for as purchased credit deteriorated (PCD) securities. Additionally, structured securities classified as beneficial interests follow the initial measurement guidance for PCD investments if there is a significant difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The initial allowance for credit losses for PCD investments is recorded through a gross-up adjustment to the initial amortized cost. For PCD securities and structured securities classified as beneficial interests, the initial allowance is calculated as the present value of the difference between contractual cash flows adjusted for expected prepayments and expected cash flows at the date of recognition. The non-credit purchase discount or

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
premium is amortized into investment income using the effective interest method. The credit discount, represented by the allowance for expected credit losses, is remeasured each period consistent with that described above in Fixed Maturity Securities.

Mortgage Loans: Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are established for the expected credit losses at the time of purchase and represent the portion of the asset’s amortized cost basis the Company does not expect to collect due to credit losses over the asset’s contractual life. Expected credit losses considers past events, current conditions, and reasonable and supportable forecasts of future economic conditions or macroeconomic forecasts.

Short-term investments: Short-term investments include investments with maturities less than one year from the date of acquisition and are included in cash, cash equivalents and short-term investments in the balance sheets and statements of cash flows. Under GAAP, investments with maturities less than three months from the date of acquisition are included in cash and cash equivalents while investments with maturities less than one year but greater than three months are included in short-term investments and are not part of cash and cash equivalents in the statements of cash flows.
Derivatives: Derivative instruments used in hedging transactions that meet the criteria of an effective hedge, and are designated in a hedge accounting relationship, are valued and reported in a manner that is consistent with the hedged asset or liability (e.g., amortized cost or fair value with the net unrealized capital gains (losses) reported in surplus along with any adjustment for federal income taxes). Embedded derivatives are not accounted for separately from the host contract. Under GAAP, all derivatives are reported on the balance sheets at fair value and an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risks of the host contract is accounted for separately from the host contract and valued and reported at fair value. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge, or that meet the required criteria but the Company has chosen not to apply hedge accounting, are accounted for at fair value and the changes in the fair value are recorded as unrealized gains or unrealized losses directly to surplus rather than to income as required under GAAP.
Other Invested Assets: Changes in value of certain other long term investments accounted for under the equity method of accounting are recorded as unrealized gains and losses as a component of surplus. Under GAAP, such changes are recorded through earnings.
Interest Maintenance Reserve (IMR):  Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the individual security sold. The Company also defers the gains and losses related to the market value adjustment (MVA) on annuity policies.  The net deferral is reported as IMR in the accompanying balance sheets.  Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR.  Under GAAP, realized capital gains and losses and the MVA would be reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold or the MVA was realized.
Asset Valuation Reserve (AVR): The AVR provides a valuation allowance for invested assets and is determined by an NAIC prescribed formula with changes reflected directly in surplus; AVR is not recognized for GAAP.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Policy Acquisition Costs: The costs of acquiring and renewing business are expensed as incurred. Under GAAP, acquisition costs directly related to successful acquisition of new or renewal contracts are capitalized and amortized over the life of the contracts.
Nonadmitted Assets: Certain assets are designated as nonadmitted; principally, as applicable, certain receivables from agents and bills receivable, electronic data processing equipment, capitalized software, furniture and equipment, prepaid expenses, certain deferred income tax assets, non-insurance subsidiaries for which audited GAAP financial statements are not obtained, and other certain assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to surplus. Under GAAP, there is no concept of nonadmitted assets.
Universal Life and Annuity Policies: Revenues for universal life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received, and benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Interest on these policies is reflected in other benefits. Premiums received and benefits incurred for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Under GAAP, premiums received on universal life are recorded directly to the reserve liability and benefits incurred represent interest credited to the policy account value and the excess of benefits paid over the policy account value. For deferred annuity policies and single premium immediate annuity (SPIA) policies without life contingencies, premiums received and benefits paid are recorded directly to the reserve liability.
Deposit-Type Contracts: The Company records the liability for fixed coupon rate funding agreements in the amount equal to the present value of the future interest payments and maturity payments discounted at the appropriate statutory valuation rate. For floating coupon rate funding agreements, the Company records the liability in the amount equal to the notional value plus the accrued interest on the next coupon payment. Under GAAP, these liabilities are recorded using the effective interest method based on the initial deposit and projected future coupon payments and maturity value. For funding agreements denominated in foreign currencies, the liabilities are calculated in the foreign currency and then converted to US dollars using the spot foreign exchange rate as of the balance sheet date.

For SPIA without life contingencies, the Company records the liability as the present value of cash flows discounted using prescribed valuation interest rates. Under GAAP, these liabilities are recorded using the effective interest method whereby an effective interest rate is solved for such that the present value of benefits and maintenance expenses equals the gross premium received less deferrable acquisition costs.
Benefit Reserves: Certain policy reserves are calculated based on prescribed interest and mortality rather than on estimated expected experience or actual account balances as would be required under GAAP.
Reinsurance: Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves rather than as assets as would be required by GAAP.  Any reinsurance balances deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to surplus. Under GAAP, an allowance for expected credit losses is established through a charge to earnings with subsequent changes to expected credit losses recognized as an adjustment to that allowance through a charge to earnings. Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.
Deferred Income Taxes: Deferred tax assets are limited to: 1) the amount of capital gains taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
reverse during a time frame corresponding with Internal Revenue Service (IRS) tax loss carryback provisions, not to exceed three years, plus 2) the lesser of the amount of the remaining gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus excluding any net deferred income tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e. ordinary versus capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, state taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.
Policyowner Dividends: Policyowner dividends are recognized when declared rather than over the term of the related policies as required by GAAP, and are reserved one year in advance through charges to operations.
Subsidiaries, Controlled and Affiliated Entities: The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company. Under GAAP, such consolidation would be required.
Comprehensive Income: Comprehensive income and its components are not presented in the financial statements, which is required under GAAP.
Separate Accounts: Separate account premiums and benefits are recognized in the accompanying statements of operations and transferred to or from the separate account. Under GAAP, separate account premiums and benefits are not recognized.
Other significant accounting policies follow:
Investments
The Company's bonds, loan-backed and structured securities, preferred stocks, affiliated and unaffiliated common stocks, mortgage loans, policy loans, short-term investments, cash equivalents and other invested assets are stated using methods prescribed by the NAIC, as follows:
•Bonds not backed by other loans are principally stated at amortized cost using the modified scientific method unless they are designated by the Securities Valuation Office (SVO) of the NAIC as Class 6, in which case they are reported at the lower of amortized cost or fair value. Bonds containing issuer call provisions (except "make-whole" call provisions) are amortized to the call or maturity value and date which produces the lowest asset value (yield-to-worst).
•Loan-backed and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities, except for principal-only, interest-only, purchased credit impaired securities, and securities not highly rated at the time of purchase, which are valued using the prospective method.
•Effective January 1, 2021, the Company adopted the revised guidance in SSAP No. 32R, Preferred Stock, which requires perpetual preferred stock to be carried at fair value, not to exceed any currently effective call price. Prior to 2021 preferred stocks that have characteristics of debt securities and were designated by the SVO as Class 3 or better were reported at cost or amortized cost. Preferred stocks designated by the SVO as Class 4 or worse were reported at the lower of cost or fair value. The related net unrealized capital gains or losses are reported in surplus along with any adjustment

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
for federal income taxes. The impact at adoption did not have a material effect on the Company's financial statements.

•Affiliated common stock of the Company’s insurance subsidiaries is reported in accordance with SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, at the subsidiary's underlying capital and surplus plus unamortized goodwill. The Company’s investment in non-insurance subsidiaries is reported at the subsidiary's GAAP book value. The net change in the underlying book value of the subsidiaries is reflected within surplus as a change in unrealized capital gains and losses.
•Unaffiliated common stocks are reported at fair value based on quoted market prices or commercially available vendor prices and the related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines which requires members to purchase FHLB capital stock in relation to the amount of FHLB advances drawn by such member. There is no active market for FHLB stock, and the stock is carried at cost, which is equivalent to fair value.
•There are no restrictions on assets, except for those disclosed in Note 3.
•Mortgage loans are reported at unpaid principal balances, net of unamortized premiums and discounts, less allowance for specific reserves. A mortgage loan is considered for a specific allowance when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines that it will not be able to collect all scheduled principal and interest, a specific allowance is established and the mortgage loan is written down to net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Subsequent recoveries in fair value reduce the specific reserve and are recorded as realized gains.
•Policy loans are valued at unpaid principal balances.
•Short-term investments include investments with remaining maturities of one year or less at the time of acquisition (excluding those investments classified as cash equivalents as defined below) and are principally stated at amortized cost. Short-term investments include bonds and money market instruments.
•Cash equivalents are short-term highly liquid investments with an original or remaining maturity of three months or less at the date of purchase and are principally stated at amortized cost.
•Other invested assets are primarily comprised of partnership interests. Partnership interests are accounted for under the equity method of accounting under which the carrying value of the related partnership interest is based on the Company’s proportional share of the GAAP equity of the partnership. Any difference between the cost basis and carrying value of the partnership interest is reflected in surplus. Other than partnerships, other invested assets may include surplus notes. Surplus notes with an NAIC 1 or NAIC 2 designation are reported at amortized cost. Surplus notes with an NAIC 3 through NAIC 6 designation are reported at the lesser of amortized cost or fair value, with fluctuations in fair value reflected within surplus as a change in unrealized gains and losses.
•Repurchase agreements and reverse repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to purchase the same or substantially the same securities from the buyer at an agreed upon price and, usually, at a stated date as defined in SSAP No. 103, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's repurchase agreements are accounted for as secured

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
borrowings. The Company pledges investments, receives cash as collateral and establishes a liability to return the collateral. For reverse repurchase agreements, the Company lends cash and establishes a short-term investment for the principal amount loaned under the agreement.
Changes in unrealized gains or losses on bonds, redeemable preferred stocks, common stocks and nonredeemable preferred stocks carried at fair value are credited or charged directly to surplus, except those securities with OTTI. A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. The Company identifies fixed income and equity securities that could potentially have impairments that are other-than temporary by monitoring changes in fair value of its securities relative to the amortized cost of those securities. The Company reviews its bonds and stocks on a case-by-case basis to determine whether an OTTI exists and whether losses should be recognized through earnings. The Company considers relevant facts and circumstances in evaluating whether a credit or interest rate-related impairment of a security is other-than-temporary. Relevant facts and circumstances considered include: (1) the extent and length of time the fair value has been below cost; (2) the reasons for the decline in fair value; (3) the issuer’s financial position and access to capital; and (4) for fixed income securities, the Company’s intent to sell a security or whether it is more likely than not it will be required to sell the security before the recovery of its amortized cost (which, in some cases, may extend to maturity) and for equity securities, the Company’s ability and intent to hold the security for a period of time that allows for the recovery in value. To the extent the Company determines that a security is deemed to be other-than-temporarily impaired, an impairment loss is recognized.
The recognition of an OTTI for loan-backed and structured securities is dependent upon the Company’s ability and intent to hold the security until the ultimate recovery of amortized cost. SSAP No. 43R, Loan-backed and Structured Securities, requires that an OTTI loss be recognized in earnings for a loan-backed or structured security in an unrealized loss position when it is anticipated that the cost basis will not be recovered. When an OTTI is recognized, the non-interest related portion of the OTTI loss is recorded through AVR and the interest related portion is recorded through IMR. In situations where the Company intends to sell the security, or it does not have the intent and ability to hold the security until recovery of the amortized cost basis, the entire difference between the security’s amortized cost and estimated fair value is recognized as an OTTI loss in the statements of operations. In situations where the Company does not intend to sell the security, and has both the intent and ability to hold the security until recovery of the amortized cost basis but does not expect to recover the entire amortized cost, the difference between the amortized cost basis of the security and the net present value of the future cash flows expected to be collected is recognized as an OTTI loss in the statements of operations.
Realized capital gains and losses are determined on a first-in, first-out basis and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, in the IMR, the portion of realized gains and losses on sales of fixed income investments (principally bonds and mortgage loans) attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.
Changes in nonadmitted asset carrying amounts are recorded directly to surplus.
Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default or foreclosure or which are delinquent more than 90 days. Income is also not accrued when collection is uncertain. In addition, accrued interest is excluded from interest income when payment exceeds 90 days past due.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Derivatives
Derivatives are carried on the Company’s balance sheets as both derivative assets and derivative liabilities. The Company currently executes both bilateral trades and cleared trades. For bilateral trades, the Company has elected to present any derivatives subject to master netting provisions as a gross asset or liability, gross of collateral presented. Cleared trades are cleared and settled through the broker, the central clearing counterparty and Futures Commission Merchant (FCM). On the date a derivative contract is executed, the Company designates derivatives as either a cash flow hedge, fair value hedge, or a free-standing derivative held for other risk management purposes, which primarily involve managing asset or liability risks associated with the Company’s reinsurance treaties which do not qualify for hedge accounting. Free-standing derivatives also include derivatives that economically hedge interest rate risk and other cash flows risks but do not qualify for, or the Company has chosen not to apply hedge accounting. The Company’s policy is to align the derivative income or expense to the statements of operations line item for which it relates.
For bilateral derivative positions, in order to reduce the amount of exposure on derivative instruments, the Company may be required to pledge or receive collateral for any derivative contracts that are entered into. The amount of collateral that is required is based on the fair value of the contract and credit threshold of the counterparty. For cleared derivative positions, the Company is required to satisfy daily collateral requirements associated with our FCM agreement and these amounts include initial margin requirements.
Derivative instruments that qualify for hedge accounting are valued and reported in a manner consistent with the hedged asset or liability. To qualify for hedge accounting, the Company must maintain specific documentation regarding the risk management objectives of the hedge and demonstrate on an ongoing basis that the hedging relationship remains highly effective. Derivatives that do not qualify for, or for which the Company has elected not to apply hedge accounting, excluding replication transactions, are measured at fair value each reporting period with changes in fair value recorded as unrealized gains or losses in surplus. Cash payments made or received on these derivative instruments are recorded through net investment income.
Futures are recorded at fair value of margin on deposit with the clearing broker and unrealized changes in this margin on deposit are recorded in surplus. Upon termination, these changes are reclassified from surplus to realized gain or loss.

Separate Accounts
Separate account assets and liabilities reported in the balance sheets represent previously sold variable annuity and variable universal life products. The Company ceased marketing these products in 2009. The separate account assets are legally segregated and are not subject to claims which may arise from any other business of the Company. The assets and liabilities of the variable lines of business are reported at fair value since the underlying investment risks are assumed by the policy owners. Investment income and gains or losses arising from the variable lines of business accrue directly to the policy owners and are, therefore, not included in investment earnings in the accompanying statements of operations.

Premiums and Annuity Considerations
Revenues for policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. These revenues are recognized when due. Benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Premiums received and benefits paid for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Accident and health premiums are earned pro-rata over the terms of the policies.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full premium for the current year has been collected.
Policy Reserves and Funds on Deposit
Policy reserves for life and annuity contracts are developed using prescribed actuarial methods. Life reserves are calculated using the Net Level Premium method, Commissioner’s Reserve Valuation Method, or a modified method. Annuity reserves are calculated using the Commissioner’s Annuity Reserve Valuation Method. The use of these reserve methods for life policies is to partially offset the effect of immediately expensing acquisition costs by providing a policy reserve increase in the first policy year, which is less than the reserve increase in renewal years. Reserves meet the minimum requirements of the insurance laws and regulations of the state of domicile.
Accident and health policy reserves are calculated using statistical analyses to develop and estimate the ultimate net cost of reported and unreported losses. The reserves also include an amount for unearned premiums determined by prorating the premiums received over the terms of the policies and active-life mid-terminal reserves for individual non-cancelable and guaranteed renewable policies using the net level premium method.
The reserves related to fixed-rate investment contracts and policyowner funds left on deposit with the Company are generally equal to fund balances less applicable surrender charges.

The Company sets the Variable Annuity reserve equal to the account value. The Guaranteed minimum death benefit is calculated by taking the difference between the standard scenario amount which is a rule-based, seriatim calculation using defined assumptions with a single economic scenario, and the fund value.

The Company uses the formulaic Commissioners Reserve Valuation Method, a rules-based method, to value the variable universal life policies. It is a closed block of business, issued from 1985 to 2008.
The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the premium beyond the date of death. Reserves are recognized for surrender values in excess of reserves as legally computed.
Additional premiums are charged for policies issued on substandard lives according to underwriting classification. Mean reserves are determined by computing the regular mean reserve for the policy and holding an additional one half of the extra premium charged for the year.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula. Tabular interest on funds not involving life contingencies has also been determined by formula.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The following summarizes the mortality tables used to compute life and annuity policy reserves on a net basis:

	December 31, 2022		December 31, 2021
	Amount	Percent	Amount	Percent
Life insurance - (41 CSI/CSO/SSI, 58 CET/CSO, 60 CSG,
61 CIET/CSI, 80 CET/CSO, 01 CSO, AE, 83 GAM,
17 CSO) (2.0 - 6.0%))	$2,468	0.0%	$2,080	0.0%
Annuities - (37 SA, 51 GAM, 71 GAM/IAM, 83 GAM/IAM, 83a, A2000,
A2000BAS, 2012 IAR/IAR VM, 83 CARVM (1.25 - 10.0%))	25,724,247	98.4	24,095,272	98.6
Other - (0.75 - 13.25%)	422,354	1.6	336,268	1.4
Total	$26,149,069	100.0%	$24,433,620	100.0%

Contract Claim Reserves
Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the date of the balance sheets. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.
Participating Business
Participating policies entitle the policyowners to receive dividends based on actual interest, mortality, morbidity, and expense experience for the related policies. These dividends are distributed to the policyowners through an annual dividend using current dividend scales, which are approved by the Company's Board of Directors. As of both December 31, 2022 and 2021, less than 1% of the Company's life policies were paying dividends.
The method of accounting for policyowner dividends is based upon dividends credited annually to policyowners on their policy anniversary date plus the change from the prior period on one year’s projected dividend liability on policies in force at the statement date. There was no additional income allocated to participating policyowners.

Reinsurance
Reinsurance premiums and benefits, paid or provided, are accounted for on a basis consistent with those used in accounting for the policy as originally issued and with the terms of the reinsurance contracts. Gains associated with reinsurance of in force blocks of business are included in surplus and are amortized into income as earnings emerge on the business reinsured. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of amounts ceded. For the Company’s modified coinsurance agreements, policyholder reserves ceded are a component of the total modified coinsurance reserve and are reported within the policy and contract liabilities lines of the accompanying balance sheets. Changes in the modified coinsurance reserve are reflected through the modified coinsurance adjustment ceded line in the accompanying statements of operations. Reinsurance recoverable are amounts due from reinsurers on benefits paid by the Company. Reinsurance receivables consist of commissions and expense allowances due and other refunds due from the reinsurer.

Federal Income Taxes
Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes. SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax reporting. The deferred tax assets are then subject to an admissibility test which can limit the amount of deferred tax assets that are recorded.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
In August 2022, the US government enacted legislation commonly known as the Inflation Reduction Act of 2022 (Act). The Act imposes a corporate alternative minimum tax (CAMT) on certain large corporations based on adjusted financial statement income. The CAMT goes into effect for tax years beginning after December 31, 2022. It is unclear how the US Department of Treasury will implement the CAMT through regulation. The controlled group of corporations of which the Company is a member has not determined as of the reporting date whether they will be liable for CAMT in 2023. The 2022 financial statements do not include an estimated impact of the CAMT, because a reasonable estimate cannot be made.

Reclassifications
Within the accompanying financial statements, there have been reclassifications of amounts previously presented to conform to the current year presentation. These reclassifications within the accompanying financial statements had no impact on capital and surplus or income amounts previously presented.
2.    Prescribed and Permitted Statutory Accounting Practices
The Delaware Department recognizes only statutory accounting practices prescribed and permitted by the State of Delaware for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Delaware Insurance Law. The NAIC’s Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Delaware. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.
Effective December 31, 2014, the Company received a permitted practice to determine the reserve on its variable annuity policies and thus did not calculate the stochastic scenario reserve as required under AG 43. The Company does not believe this difference in valuation method has any impact on the calculated reserves. Therefore, the Company’s net income and surplus are not affected as a result of this permitted practice.
There are no differences in the Company's net income or surplus between NAIC statutory accounting practices and practices prescribed or permitted by the Delaware Department for the years ended December 31, 2022 and 2021.
The Company owns all of the outstanding capital stock of AAIA, a stock life insurance company domiciled in the State of Iowa. AAIA in turn owns all of the outstanding capital stock of Athene Re IV, a special purpose financial captive life insurance company domiciled in the State of Vermont.

In 2006, the Commissioner of the Iowa Insurance Division, Department of Commerce, of the State of Iowa (the Iowa Department) issued Bulletin 06-01, Accounting for Derivative Instruments Used to Hedge the Growth in Interest Credited for Index Products, which prescribes that an insurer may elect to recognize changes in the fair value of derivative instruments purchased to hedge indexed products in the statements of operations. AAIA has elected to apply Bulletin 06-01 to its futures, variance swaps and total return swaps. Under NAIC Statutory Accounting Practices (NAIC SAP), changes in fair value of such derivative instruments would be recorded directly to surplus. Application of Bulletin 06-01 does not impact AAIA’s surplus.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
In 2009, the Iowa Department promulgated Iowa Administrative Code (IAC) Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve, which prescribes that an insurer may elect (i) to use an amortized cost method to account for certain derivative instruments, such as call options, purchased to hedge the growth in interest credited to the customer on indexed insurance products and (ii) to utilize an indexed annuity reserve calculation methodology under which call options associated with the current index interest crediting term are valued at zero. IAC Section 191-97 does not apply to products that do not guarantee a minimum interest accumulation, such as our variable and index-linked deferred annuities. AAIA has elected to apply IAC Section 191-97 to its eligible over the counter (OTC) call options and reserve liabilities. Under NAIC SAP, derivative call options would be carried at fair value with changes in fair value recorded directly to surplus and the reserves would change in relation to the movements in fair value of the derivative call options with changes recorded through income.
The NAIC requires annuities issued by life insurance companies on or after January 1, 2015, to use the 2012 Individual Annuity Reserving (IAR) Mortality Table. During 2015, the Iowa Department promulgated IAC Section 43.3(5), which sets an elective alternative effective date of January 1, 2016 for adoption of the 2012 IAR Mortality Table. AAIA has elected to use the Annuity 2000 Mortality Table for annuities issued between January 1, 2015 and December 31, 2015.
A reconciliation of AAIA’s net income and surplus between practices prescribed or permitted by the Iowa Department and NAIC SAP is shown below:

	2022	2021

Net income, Iowa basis	$(238,118)	$(173,556)
Iowa prescribed practice:
Derivative instruments Bulletin 06-01	6,013	(3,329)
Derivative instruments IAC 191-97	302,662	98,310
2012 IAR Mortality Table for Annuities Issued in 2015 IAC 43.3(5)	(502)	(877)
Net income, NAIC statutory accounting practices	$70,055	$(79,452)

Surplus, Iowa basis	$2,067,261	$1,278,852
Iowa prescribed practice:
Derivative instruments IAC 191-97	(62,258)	91,108
2012 IAR Mortality Table for Annuities Issued in 2015 IAC 43.3(5)	(6,679)	(6,176)
Surplus, NAIC statutory accounting practices	$1,998,324	$1,363,784
Athene Re IV, with the explicit permission of the Commissioner of the Vermont Department of Financial Regulation of the State of Vermont, has included as an admitted asset a letter of credit serving as collateral for reinsurance credit taken by AAIA in connection with reinsurance agreements entered into between Athene Re IV and AAIA. Under NAIC SAP, the letter of credit would not otherwise be treated as an admitted asset.

There is no difference in Athene Re IV's net income between NAIC statutory accounting practices and practices prescribed or permitted by the Vermont Department for the years ended December 31, 2022 or 2021.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
A reconciliation of Athene Re IV’s surplus between practices prescribed and permitted by the State of Vermont and NAIC SAP is shown below:

	2022	2021

Surplus, Vermont basis	$43,499	$44,726
Vermont permitted practice:
Letter of credit	(111,941)	(117,144)
Surplus, NAIC statutory accounting practices	$(68,442)	$(72,418)

The Company carries its investment in AAIA at AAIA’s capital and surplus of $2,067,261. If AAIA had not elected to apply Bulletin 06-01, IAC 191-97, and IAC 43.3(5), AAIA’s capital and surplus would have been decreased by $68,937. In addition, if Athene Re IV was not permitted to include the letter of credit in surplus, AAIA’s investment in Athene Re IV would have been zero, reducing AAIA’s capital and surplus by $43,499. Had the AAIA and Athene Re IV prescribed and permitted practices not been applied, the Company’s investment in AAIA would have been $1,954,825.

3.    Investments

The carrying value and estimated fair value of investments principally held at amortized cost are summarized as follows:

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2022
Bonds:
U.S. government	$150,414	$138	$25,464	$125,088
All other governments	261,247	1,526	53,815	208,958
U.S. states, territories and possessions, etc. guaranteed	7,732	—	701	7,031
U.S. political subdivisions of states, territories, and possessions, guaranteed	2,268	—	131	2,137
U.S. special revenue and special assessment obligations, etc. non-guaranteed	157,382	554	28,066	129,871
Industrial and miscellaneous	20,133,248	40,314	2,417,935	17,755,627
Hybrid securities	146,039	1,555	12,595	134,999
Parent, subsidiaries and affiliates	2,990,752	3,259	222,795	2,771,216
Unaffiliated bank loans	129,181	1,472	6,955	123,698
Total bonds	$23,978,263	$48,818	$2,768,457	$21,258,625
Short-term investments	$171,735	$961	$148	$172,548
Cash Equivalents	$24,738	$13	$—	$24,751

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2021
Bonds:
U.S. government	$146,023	$11,650	$1,697	$155,976
All other governments	243,768	6,827	1,211	249,384
U.S. states, territories and possessions, etc. guaranteed	8,010	931	—	8,941
U.S. political subdivisions of states, territories, and possessions, guaranteed	2,404	202	—	2,606
U.S. special revenue and special assessment obligations, etc. non-guaranteed	147,551	9,005	77	156,479
Industrial and miscellaneous	18,489,725	617,803	166,828	18,940,700
Hybrid securities	206,961	6,963	423	213,501
Parent, subsidiaries and affiliates	3,444,647	23,400	35,742	3,432,305
Unaffiliated bank loans	137,950	7,528	1,782	143,696
Total bonds	$22,827,039	$684,309	$207,760	$23,303,588
Short-term investments	$74,637	$41	$3,150	$71,528
A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2022, by contractual maturity, is as follows:

	Carrying
	Value	Fair Value

Due in one year or less	$180,760	$178,317
Due after one year through five years	3,167,922	2,985,118
Due after five years through ten years	4,598,589	3,936,232
Due after ten years	4,688,382	3,758,098
Loan-backed and structured securities	11,342,610	10,400,860
Total	$23,978,263	$21,258,625

The actual maturities may differ from the contractual maturities in the foregoing table because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The following tables show gross unrealized losses and fair value for investments which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

	Less than or Equal to		Greater than
	Twelve Months		Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2022
Bonds:
U.S government	$112,200	$20,113	$12,315	$5,351	$124,515	$25,464
All other governments	174,613	46,638	18,080	7,177	192,693	53,815
U.S. states, territories, and
possessions, etc. guaranteed	7,031	701	—	—	7,031	701
U.S. political subdivisions of states
territories, and possessions, guaranteed	2,137	131	—	—	2,137	131
U.S. Special Revenue and special
assessment obligations, etc. non-guaranteed	104,028	23,792	13,979	4,274	118,007	28,066
Industrial and miscellaneous	10,880,062	1,334,695	4,915,659	1,083,240	15,795,721	2,417,935
Hybrid securities	75,941	9,081	25,512	3,514	101,453	12,595
Parent, subsidiaries and affiliates	1,385,297	69,215	1,100,148	153,580	2,485,445	222,795
Unaffiliated bank loans	55,281	6,024	18,173	931	73,454	6,955
Total bonds	$12,796,590	$1,510,390	$6,103,866	$1,258,067	$18,900,456	$2,768,457
Short-term investments	$104,297	$148	$—	$—	$104,297	$148

	Less than or Equal to Twelve Months		Greater than Twelve Months		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2021
Bonds:
U.S government	$53,206	$1,331	$1,382	$366	$54,588	$1,697
All other governments	39,327	1,211	—	—	39,327	1,211
U.S. Special Revenue and special
assessment obligations, etc. non-guaranteed	18,605	77	—	—	18,605	77
Industrial and miscellaneous	7,283,776	143,384	605,257	23,444	7,889,033	166,828
Hybrid securities	34,294	423	—	—	34,294	423
Parent, subsidiaries and affiliates	1,922,042	21,855	239,202	13,887	2,161,244	35,742
Unaffiliated bank loans	20,062	423	16,205	1,359	36,267	1,782
Total bonds	$9,371,312	$168,704	$862,046	$39,056	$10,233,358	$207,760
Preferred stocks:
Industrial and miscellaneous	$35,977	$1,380	$—	$—	$35,977	$1,380
Total preferred stock	$35,977	$1,380	$—	$—	$35,977	$1,380

Included in the above tables are 3,546 securities from 1,893 issuers at December 31, 2022 and 1,319 securities from 836 issuers at December 31, 2021. The unrealized losses on corporate securities are primarily from the Industrial, Financial, Utilities, Communication, and Transportation sectors. The unrealized losses are primarily attributable to changes in market interest rates since acquisition.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Loan-backed and Structured Securities
The evaluation of OTTI for the Company’s investments considered the factors discussed in Note 1.

Total OTTI recorded on loan-backed and structured securities was $5,174 and $2,295 in 2022 and 2021, respectively.

No OTTI was recognized in 2022 on loan-backed and structured securities due to the intent to sell or inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis.

The Company recognized an OTTI on loan-backed and structured securities due to the intent to sell or inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis as follows:

Year Ended December 31,
2021
Amortized cost basis prior to OTTI	$3,589
Less: OTTI recognized	1,029
Fair value and amortized cost after OTTI	$2,560

OTTI was recognized on the following loan-backed and structured securities in 2022 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized in	Fair Value	Amortized
	Date of	Cost Prior	2022	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
12641TAS5	03/31/2022	$6,612	$146	$6,361	$6,466
41161PVJ9	03/31/2022	5,173	1	1,966	5,172
46634FAJ2	03/31/2022	724	8	642	715
59023MAD2	03/31/2022	2,933	3	2,829	2,930
86360JAN1	03/31/2022	1,368	189	1,179	1,179
1248MBAF2	06/30/2022	1,430	14	1,313	1,415
12543WAA6	06/30/2022	1,428	13	1,232	1,415
12641TAS5	06/30/2022	5,700	28	5,397	5,673
12668BMY6	06/30/2022	1,934	12	1,837	1,922
126694NV6	06/30/2022	658	34	611	624
17309VAA1	06/30/2022	1,258	6	1,179	1,253
46627MED5	06/30/2022	889	14	801	875
46630RAY7	06/30/2022	1,098	13	990	1,085
59020UW27	06/30/2022	4,138	592	3,167	3,546
61758VAR8	06/30/2022	5,481	291	4,695	5,190
93935HAJ6	06/30/2022	2,922	6	2,773	2,916
12641TAS5	09/30/2022	5,354	197	4,759	5,157
32053EAA6	09/30/2022	533	12	494	520
61756VAG4	09/30/2022	2,349	2	2,143	2,347

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

			OTTI
		Amortized	Recognized in	Fair Value	Amortized
	Date of	Cost Prior	2022	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
126694NV6	09/30/2022	569	7	518	562
251510LF8	09/30/2022	412	7	374	405
362341FN4	09/30/2022	1,709	23	1,476	1,687
0738794H8	09/30/2022	339	71	243	268
1248MBAF2	12/31/2022	1,345	14	1,140	1,332
00256DAB8	12/31/2022	2,715	1,374	295	1,341
05531QAB5	12/31/2022	3,228	30	2,871	3,198
05532GAF7	12/31/2022	3,124	32	2,904	3,091
05539DBE9	12/31/2022	1,787	5	1,656	1,782
05952HAD1	12/31/2022	1,563	24	1,444	1,539
07402FAC9	12/31/2022	560	7	452	553
12639MFA8	12/31/2022	828	36	701	792
12645QCN6	12/31/2022	2,141	2	1,949	2,139
12668BPY3	12/31/2022	1,973	1	1,778	1,972
12669GMU2	12/31/2022	1,808	22	1,766	1,786
16162WPZ6	12/31/2022	1,978	9	1,868	1,969
36185MEV0	12/31/2022	5,016	43	2,650	4,973
36245RAB5	12/31/2022	499	14	433	485
46629CAB3	12/31/2022	2,614	2	2,310	2,612
46631JAA6	12/31/2022	2,445	1	1,918	2,444
57643LLE4	12/31/2022	1,137	100	1,037	1,037
59025GAA9	12/31/2022	811	5	730	806
61756XAG0	12/31/2022	5,918	39	4,973	5,879
61763GEQ2	12/31/2022	15,858	112	14,304	15,746
74958TAB9	12/31/2022	2,127	76	890	2,052
94984NAA0	12/31/2022	662	13	575	649
000367AA0	12/31/2022	7,555	1,396	507	6,159
007037AD6	12/31/2022	3,397	62	2,817	3,335
058930AD0	12/31/2022	2,718	18	2,415	2,700
251510GR8	12/31/2022	1,036	9	1,027	1,027
251510LF8	12/31/2022	382	10	347	373
466247YH0	12/31/2022	541	—	455	541
863579B49	12/31/2022	961	2	878	959
0738794H8	12/31/2022	257	27	230	230

			$5,174

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
OTTI was recognized on the following loan-backed and structured securities in 2021 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized in	Fair Value	Amortized
	Date of	Cost Prior	2021	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
02148BAC8	3/31/2021	$4,308	$47	$4,262	$4,261
81744FAA5	3/31/2021	3,246	86	3,108	3,160
81743QAJ3	6/30/2021	5,815	35	5,738	5,780
126694MU9	9/30/2021	2,350	34	2,261	2,316
12669GK67	9/30/2021	1,141	25	1,087	1,116
26827EAE5	9/30/2021	945	36	679	909
36185MEV0	9/30/2021	4,248	67	4,162	4,181
59020UW27	9/30/2021	5,055	26	5,002	5,029
81743QAG9	9/30/2021	2,127	26	2,076	2,101
81743QAJ3	9/30/2021	5,361	87	5,235	5,274
XAG7256KAC80	9/30/2021	1,985	687	1,033	1,298
12543WAA6	12/31/2021	1,602	35	1,567	1,567
81743QAG9	12/31/2021	1,963	33	1,894	1,929
12669GK67	12/31/2021	962	29	896	933
45660LWD7	12/31/2021	9,810	13	9,777	9,797

			$1,266

The following table shows gross unrealized losses and fair value on loan-backed and structured securities and length of time that individual securities have been in a continuous unrealized loss position:

	Less than or Equal to		Greater than
	Twelve Months		Twelve Months		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2022
Loan-backed and structured securities	$5,976,347	$564,129	$2,899,373	$408,628	$8,875,720	$972,757

December 31, 2021
Loan-backed and structured securities	$4,912,436	$48,050	$580,053	$19,150	$5,492,489	$67,200

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
5GI Securities
The following table displays the carrying value and associated fair values for 5GI securities, by investment type. 5GI securities are unrated by the NAIC, but are current on principal and interest payments. There were no 5GI securities held at December 31, 2021.

	December 31, 2022
		Book
		Adjusted
	Number of	Carrying	Fair
	5GI Securities	Value	Value

Corporate	20	$24,539	$13,188
Total	20	$24,539	$13,188

Sub-Prime and Alt-A Mortgage Related Risk Exposure
The Company has exposure to the sub-prime and Alternative A-paper (Alt-A) mortgage credit market through certain mortgage-backed securities (MBS). These securities consist of diversified investments with both fixed-rate and variable-rate collateral, are focused on senior positions within the structure, have borrowers which have demonstrated attachment and ability to pay despite financial stress, and the vast majority are rated 1 or 2 by the NAIC. At December 31, 2022 and 2021, the Company held MBS with sub-prime or Alt-A exposure with a carrying value of $501,118 and $450,758, a cost of $506,906 and $449,243, and a fair value of $485,609 and $483,953, respectively. There were $1,030 and $13 other-than-temporary impairments recognized on these securities in 2022 and 2021, respectively.
The Company generally defines sub-prime residential whole mortgage loans as borrowers with impaired credit history and lower FICO scores.  The price paid for the sub-prime residential whole mortgage loans factored in the consideration of the borrower’s ability to repay along with the overall credit profile of the loan.  The Company continues to monitor the performance of the sub-prime residential whole mortgage loans along with performance expectations. As of December 31, 2022 and 2021, the Company held $145,447 and $255,509, respectively, in sub-prime residential whole mortgage loans.

Mortgage Loans, Including Mezzanine Real Estate Loans
The Company’s investments in mortgage loans on real estate consist primarily of commercial mortgage loans (CMLs) made on a full recourse basis. Mezzanine CMLs comprise 7% and 8% of the total commercial mortgage loans for the years ending December 31, 2022 and 2021, respectively. During 2022, the Company acquired CMLs with interest rates ranging from 4% to 10%. The Company invests in both fixed-rate and variable-rate loans and manages its credit risk associated with these loans by diversifying its mortgage portfolio by property type and geographic location. Of the CMLs acquired in 2022, the maximum loan to value of any one loan, exclusive of insured or guaranteed or purchase money mortgages, was 75%.

During 2022, the Company acquired residential mortgage loans (RMLs) with interest rates ranging from 2% to 12%. Of the RMLs acquired during 2022, the maximum percentage of any one loan to the value at the time of the loan was 89%.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The portfolio credit risk for mortgage loans was concentrated in the following geographic regions:

	December 31, 2022		December 31, 2021
	Mortgage		Mortgage
	Loan	Percent	Loan	Percent
	Carrying	of	Carrying	of
	Value	Total	Value	Total

North Central	$141,177	3.0%	$359,970	7.5%
South Central	72,086	1.6	108,996	2.3
South Atlantic	337,695	7.3	567,389	11.9
Pacific	487,830	10.5	581,983	12.2
Mountain	101,450	2.2	108,060	2.3
Atlantic	659,971	14.2	424,642	8.9
New England	120,928	2.6	33,788	0.7
International	777,211	16.8	778,873	16.3
Total commercial mortgage loans	2,698,348	58.2	2,963,701	62.1
Total residential mortgage loans	1,937,707	41.8	1,820,621	37.9
Total mortgage loans	$4,636,055	100.0%	$4,784,322	100.0%

The Company's RML portfolio includes first lien RMLs, collateralized by properties located in the United States, United Kingdom, and the Netherlands. At December 31, 2022, California, United Kingdom, Florida, Arizona, and the Netherlands represented 27.4%, 11.4%, 9.0%, 6.2%, and 6.0% respectively, of the portfolio. The remaining 40.0% represented all other states, with each individual state comprising less than 5% of the RML portfolio. At December 31, 2021, California, Florida, United Kingdom, and Ireland represented 30.1%, 13.6%, 9.8%, and 6.4%, respectively, of the portfolio, and the remaining 40.1% represented all other states, with each individual state comprising less than 5% of the RML portfolio.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

The age analysis of mortgage loans by type and identification is as follows:

	December 31, 2022
	Residential	Commercial	Mezzanine	Total
Recorded Investment (All)
Current	$1,827,005	$2,352,001	$340,646	$4,519,652
30-59 days past due	47,408	5,701	—	53,109
60-89 days past due	11,355	—	—	11,355
90-179 days past due	15,058	—	—	15,058
180+ days past due	36,881	—	—	36,881
Total mortgage loans	$1,937,707	$2,357,702	$340,646	$4,636,055

Accruing Interest 90 - 179 Days Past Due
Recorded investment	$—	$—	$—	$—
Interest accrued	—	—	—	—

Accruing Interest 180+ Days Past Due
Recorded investment	$—	$—	$—	$—
Interest accrued	—	—	—	—

Interest Reduced
Recorded investment	$—	$—	$—	$—
Number of loans	—	—	—	—
Percent reduced	—%	—%	—%	—%

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
	Residential	Commercial	Mezzanine	Total
Recorded Investment (All)
Current	$1,688,605	$2,590,858	$354,155	$4,633,618
30-59 days past due	64,109	8,687	—	72,796
60-89 days past due	27,653	—	10,000	37,653
90-179 days past due	10,387	—	—	10,387
180+ days past due	29,868	—	—	29,868
Total mortgage loans	$1,820,622	$2,599,545	$364,155	$4,784,322

Accruing Interest 90 - 179 Days Past Due
Recorded investment	$—	$—	$—	$—
Interest accrued	—	—	—	—

Accruing Interest 180+ Days Past Due
Recorded investment	$—	$—	$—	$—
Interest accrued	—	—	—	—

Interest Reduced
Recorded investment	$—	$—	$—	$—
Number of loans	—	—	—	—
Percent reduced	—%	—%	—%	—%

There were no impairments taken for CMLs at December 31, 2022 or 2021. There was no recorded investment in impaired CMLs for the years ended December 31, 2022 and 2021.
Impairments taken for RMLs totaled $0 and $212 at December 31, 2022 and 2021, respectively. The average recorded investment in impaired RMLs was $0 and $5,224 for the years ended December 31, 2022 and 2021, respectively. There was no interest income recognized during the period these loans were impaired in 2022 and 2021.

Allowance for credit losses for mortgage loans are as follows:

	Years Ended December 31,
	2022	2021

Balance, beginning of year	$36,688	$19,527
Additions charged to operations	4,452	17,161
Direct write-downs charged against the allowances	—	—
Recoveries of amounts previously charged off	—	—
Balance, end of year	$41,140	$36,688

Mortgage loans derecognized as a result of foreclosure are as follows:

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	Years Ended December 31,
	2022	2021

Aggregate amount of mortgage loans derecognized	$1,003	$—
Real estate collateral recognized	1,003	—

At December 31, 2022 and 2021, there were no taxes, assessments or amounts which had been advanced but not repaid and not included in the mortgage loan. The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. The Company recognizes interest income on its impaired loans upon receipt.

Investment Income
Major categories of investment income (loss) are summarized as follows:

	Years Ended December 31,
	2022	2021

Bonds	$891,337	$809,492
Preferred stocks	16,829	10,294
Common stocks	239	(497)
Mortgage loans	238,185	215,095
Derivatives	(2,468)	(441)
Policy loans	64	45
Cash, Cash equivalents and Short-term investments	12,393	1,585
Other invested assets	128,149	190,962
Other, net	2,264	1,086
Total gross investment income	1,286,992	1,227,621
Less: Investment expenses	111,019	96,434
Net investment income	$1,175,973	$1,131,187

Due and accrued income on amounts over 90 days past due is excluded from investment income. Due to uncertainty regarding collection, there was $632 and $2,334 of due and accrued income excluded from investment income as of December 31, 2022 and 2021, respectively.

The Company disposed of securities with callable features which generated prepayment fee income as follows:

	Years Ended December 31,
	2022	2021
Number of securities	41	32
Amount of income	$5,923	$5,923

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Proceeds from bonds and related gross realized gains and losses were as follows:

	Years Ended December 31,
	2022	2021

Proceeds	$1,358,190	$2,791,442

Gross realized gains	$23,245	$84,294
Gross realized losses	(77,612)	(23,884)
Net realized gains on bonds	$(54,367)	$60,410
Gross realized losses on bonds for the years ended December 31, 2022 and 2021 include $55,152 and $3,006, respectively, of losses recognized on other-than-temporary impairments in values of investments.
Realized capital gains and losses are reported net of amounts transferred to the IMR and federal income taxes as follows:

	Years Ended December 31,
	2022	2021

Bonds	$(54,367)	$60,410
Stocks	4,218	1,188
Mortgage loans	(9,852)	8,928
Derivatives	62,166	161,833
Other invested assets	374,520	170,552
Foreign exchange on cash	15,230	2,401
Other	(8,624)	(8,263)
Total net realized gains (losses) on investments	383,291	397,049
Less amount transferred to IMR (net of related taxes of
$15,457 in 2022 and $46,921 in 2021)	58,149	176,509
Federal income tax expense	9,924	112,021
Net realized capital gains, net of tax and transfers
to interest maintenance reserve	$315,218	$108,519

The proceeds received and amortized cost were used as the basis for determining the realized gain or loss on sale.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The change in net unrealized capital gains and losses on investments recorded in surplus is as follows:

	Years Ended December 31,
	2022	2021

Bonds	$1,263	$(1,366)
Stocks	(680,018)	(571,752)
Derivatives	(59,398)	(8,089)
Mortgage loans	(4,451)	(17,161)
Other invested assets	(246,012)	18,017
Foreign exchange	(105,199)	(49,409)
Other	—	250
Total change in net unrealized capital gains and losses	(1,093,815)	(629,510)
Deferred capital gains tax	(106,612)	(26,129)
Change in net unrealized capital gains and losses, net of deferred tax	$(987,203)	$(603,381)
The Company has no investments in joint venture, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2022 and 2021, there were impairments of $17,537 and $153, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.

Pledged and Restricted Assets
Assets pledged to others as collateral or otherwise restricted by the Company are as follows:

	December 31, 2022
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

Repurchase Agreements	$888,960	$—	2.3%	2.3%
Reverse Repurchase Agreements	25,940	—	0.1	0.1
On deposit with states	6,191	—	0.0	0.0
FHLB capital stock	23,600	—	0.1	0.1
Pledged collateral to FHLB (including
assets backing funding agreements)	461,652	—	1.2	1.2
Pledged as collateral for derivatives	48,748	—	0.1	0.1
Reinsurance trusts	8,996,537	—	23.3	23.4
Pledged as collateral not captured in
other categories	528,012	—	1.4	1.4
Escrow tax account	9,805	—	0.0	0.0
Derivative collateral	182,232	—	0.5	0.5
Total	$11,171,677	$—	29.0%	29.1%

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
		General Account
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets
On deposit with states	$7,053	$—	0.0%	0.0%
FHLB capital stock	24,800	—	0.1	0.1
Pledged collateral to FHLB (including
assets backing funding agreements)	586,879	—	1.5	1.5
Pledged as collateral for derivatives	9,597	—	0.0	0.0
Reinsurance trusts	6,587,189	—	17.3	17.4
Pledged as collateral not captured in
other categories	520,694	—	1.4	1.4
Escrow tax account	9,770	—	0.0	0.0
Derivative collateral	194,816	—	0.5	0.5
Total	$7,940,798	$—	20.8%	20.9%

Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in repurchase agreements with unaffiliated financial institutions. Under these agreements, the Company lends bonds and receives cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and contributes additional collateral as necessary. Securities loaned under these agreements may be sold or re-pledged by the transferee. There were no outstanding amounts loaned under repurchase agreements as of December 31, 2021.

The Company had repurchase agreements that were bilateral trades with the following scheduled maturities:

Year Ended December 31,
2022
Open, no maturity	$—
Overnight	—
2 days to 1 week	—
Over 1 week to 1 month	—
Greater than 1 month to 3 months	—
Greater than 3 months to 1 year	—
Greater than 1 year	728,383
Total [1]	$728,383

1 Included in repurchase agreement liability on the balance sheets

The following table summarizes the securities pledged as collateral for repurchase agreements by NAIC designation:

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	Year Ended December 31,
	2022
	Book Adjusted Carrying Value	Fair Value
Bonds
NAIC 1	$404,217	$320,358
NAIC 2	470,245	379,816
NAIC 3	14,499	9,704
NAIC 4	—	—
NAIC 5	—	—
NAIC 6	—	—
Total	$888,961	$709,878

Reverse Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in reverse repurchase agreements that use bilateral trades. Under these agreements, the Company purchases securities and provides cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and receives additional collateral from the counterparty as necessary. As of December 31, 2022, amounts loaned under reverse repurchase agreements were $25,940 and the fair value of the collateral, comprised primarily of commercial mortgage backed securities, was $117,631. There were no outstanding amounts purchased under reverse repurchase agreements as of December 31, 2021.

The reverse repurchase agreements have the following scheduled maturities:

December 31,
2022
Open, no maturity	$—
Overnight	—
2 days to 1 week	—
Over 1 week to 1 month	—
Greater than 1 month to 3 months	—
Greater than 3 months to 1 year	25,940
Greater than 1 year	—
Total	$25,940

4.    Derivatives
The Company utilizes derivative instruments which may include the following:
Options: The Company has issued fixed indexed products. These contracts credit interest based on certain indices, primarily the Standard & Poor’s 500® Composite Stock Price Index (S&P). OTC option contracts, call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call option.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Interest Rate Swaps: The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments.

Futures: Under exchange-traded futures contracts, the Company agrees to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts. Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices.

Currency Swaps: Foreign currency swaps are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. With a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the termination of the currency swap by each party.
The currency swaps for which the Company has not applied hedge accounting are recorded at fair value each reporting period with changes in fair value recorded as unrealized gains or losses and included in surplus in accordance with SSAP No. 86, Derivatives. Cash which is exchanged as the difference between fixed and floating interest rates is recognized in the statements of operations through investment income. If the contract is terminated prior to maturity, a realized gain or loss is reported in the statements of operations for the amount of cash exchanged in order to close the contract.

The Company has currency swaps in qualifying hedge relationships at December 31, 2022 and 2021. Currency swaps are accounted for as cash flow hedges.

Forwards: The Company uses foreign exchange forward contracts to hedge certain invested assets against movement in foreign currency. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. Foreign exchange forward contracts are utilized in non-qualifying hedging relationships.
Total Return Swaps: The Company purchases total rate of return swaps to gain exposure and benefit from a reference asset without actually having to own it. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

During 2022 and 2021, the Company did not recognize gains or losses resulting from any derivative instruments which previously qualified for hedge accounting that no longer qualify for hedge accounting (or which were ineffective for a portion of the year).

The parties with whom the Company enters into OTC option contracts, OTC swap contracts, and OTC forward contracts are highly rated financial institutions whereby contracts are supported by collateral, which minimizes the credit risk associated with such contracts. The parties with whom the Company enters into cleared futures and cleared interest rate swap contracts are regulated commission merchants who are members of a trading exchange. The parties with whom the Company enters into OTC interest rate swap contracts are highly rated financial institutions whereby contracts are supported by collateral, which minimizes the credit risk associated with such contracts.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
At December 31, 2022 and 2021, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or
	Notional Amount		Fair Value
	2022	2021	2022	2021
Derivative assets:
Options	$3,392,870	$3,767,586	$33,678	$111,964
Interest rate swaps	272,600	—	(26,038)	—
Futures	1,265	1,109	1,556	1,579
Currency swaps	871,104	1,573,839	126,445	58,815
Forwards	1,912,940	1,660,049	122,104	58,479
Total return swaps	—	12,035	—	394
Derivative liabilities:
Options	1,639	2,320	65	61
Interest rate swaps	—	250,000	—	623
Currency swaps	1,996,120	1,308,504	80,086	16,364
Forwards	1,281,151	842,895	39,457	12,540
Total return swaps	—	18,909	—	2

5.    Fair Value
Included in the financial statements are certain financial instruments carried at fair value.  Other financial instruments are periodically measured at fair value, such as certain bonds and preferred stock carried at the lower of cost or fair value.
The fair value of an asset and a liability is the amount at which that asset could be bought or sold and the liability could be transferred in a current transaction between willing parties, that is, other than in a forced or liquidation sale.
Determination of Fair Value
The following methods and assumptions were used by the Company in estimating fair value for financial instruments in the accompanying financial statements and notes thereto:
Bonds, preferred stocks, cash equivalents, short-term investments (bonds), and unaffiliated common stocks: Fair values of these investments are based on quoted market prices or commercially available pricing vendors, when available. If neither a quoted market price nor vendor price is available, the Company obtains broker quotes or utilizes an internally-developed model to estimate fair value.

In the case of privately placed corporate bonds, fair values are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

The fair values for unaffiliated common stock are derived based on the process described above, except for FHLB common stock, which is valued at cost which is equivalent to fair value.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Mortgage loans: The estimated net cash flows to maturity were discounted to derive an estimated fair value using a discount rate based on the loan’s remaining weighted average life and credit quality. Loans which have been restructured are valued primarily at the discounted estimated net cash flows to maturity. Loans that are in foreclosure or are significantly delinquent were valued at the underlying collateral value.
Policy loans, cash, cash equivalents and short-term investments (money market): The carrying amounts reported in the accompanying balance sheets for these instruments approximates fair value.

Derivative instruments: Fair values for derivative instruments included in both derivative assets and derivative liabilities are principally valued using an income approach with valuations principally provided by third party brokers. Counterparty credit risk is considered and incorporated in the Company's valuation process through counterparty credit rating requirements and monitoring of overall exposure.
Derivative collateral asset and liability: The carrying amounts reported in the accompanying balance sheets approximate fair value, as the collateral is held in cash.
Other invested assets: Partnership interests are valued based on the most recent net asset value (NAV) obtained from fund managers, adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. For fixed-rate and variable-rate investments, the carrying amounts reported in the accompanying balance sheets approximate fair value. Surplus notes are valued consistent with bonds, as discussed above. Certain assets included within other invested assets are valued based on cost.
Separate account assets: Assets held in separate accounts are reported at the quoted fair values of the underlying investments in the separate accounts. The underlying investments generally include mutual funds, short-term investments and cash, the valuations of which are based upon a quoted market price or commercially available pricing vendors.
Deposit-type contracts: Fair values of the Company’s liabilities under contracts not involving mortality or morbidity risks (principally, immediate annuities and supplementary contracts) are calculated by discounting best estimate cash flows based on market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date.
Repurchase agreements: Repurchase agreements are short-term in nature, therefore the carrying value approximates fair value.
Valuation Hierarchy
The Company's financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with significant unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:
Level 1 - Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2 - Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.  Such inputs include market interest rates and volatilities, spreads and yield curves.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Level 3 - Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.  Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.
Fair Value Measurements
The following tables provide information about the Company’s financial assets and liabilities which are measured and reported at fair value in the balance sheets:

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$3,657	$3,217	$6,874
Preferred stock	10,160	260,173	13,200	283,533
Common stocks - unaffiliated	—	23,600	—	23,600
Derivative assets:
Interest rate swaps	97	—	—	97
Options	—	33,678	—	33,678
Currency swaps	—	9,978	—	9,978
Futures	1,556	—	—	1,556
Forwards	—	122,104	—	122,104
Separate account assets	—	13,668	—	13,668
Total assets at fair value	$11,813	$466,858	$16,417	$495,088
Liabilities at fair value
Derivative liabilities:
Options	$—	$65	$—	$65
Currency swaps	—	76,790	—	76,790
Forwards	—	39,457	—	39,457
Separate account liabilities	—	13,728	—	13,728
Total liabilities at fair value	$—	$130,040	$—	$130,040

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$2,575	$3,226	$5,801
Preferred stock	—	91,656	51,142	142,798
Common stocks - unaffiliated	1,282	24,805	71	26,158
Derivative assets:
Options	—	111,964	—	111,964
Currency swaps	—	25,807	—	25,807
Futures	1,579	—	—	1,579
Forwards	—	58,479	—	58,479
Total return swaps	—	394	—	394
Separate account assets	—	17,778	—	17,778
Total assets at fair value	$2,861	$333,458	$54,439	$390,758
Liabilities at fair value
Derivative liabilities:
Options	$—	$61	$—	$61
Currency swaps	—	13,316	—	13,316
Forwards	—	12,540	—	12,540
Total return swaps	—	2	—	2
Separate account liabilities	—	17,809	—	17,809
Total liabilities at fair value	$—	$43,728	$—	$43,728

The methodologies and inputs utilized in estimating the fair values of assets and liabilities measured and reported at fair value are reliant on the assumptions used. Fair value estimates are based on quoted market prices and commercially available vendor prices, when available. When those prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates the fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment which may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect risk inherent in a particular methodology, model or input employed. For further discussion regarding which financial instruments are included at each applicable level, please refer to the “Fair Value of All Financial Instruments” section below.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Level 3 Reconciliation
The following tables summarize the changes in assets and liabilities classified as Level 3:

	Year Ended December 31, 2022
				Total Gains	Total Gains				Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)				Ending
	Balance at	into	out of	Included in	Included in				Balance at
	January 1, 2022	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	Settlements	December 31, 2022
Assets
Bonds	$3,226	$512	$—	$9	$(135)	$—	$—	$(395)	$3,217
Preferred stock	51,142	15,004	(5,247)	—	(775)	—	(44,840)	(2,084)	13,200
Common stocks -
unaffiliated	71	—	—	—	(70)	—	(1)	—	—
Total assets	$54,439	$15,516	$(5,247)	$9	$(980)	$—	$(44,841)	$(2,479)	$16,417

	Year Ended December 31, 2021
				Total Gains	Total Gains				Total
	Beginning	Transfers	Transfers	(Losses)	(Losses)				Ending
	Balance at	into	out of	Included in	Included in				Balance at
	January 1, 2021	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	Settlements	December 31, 2021
Assets
Bonds	$3,815	$—	$—	$88	$(219)	$—	$458	—	$3,226
Preferred stock	3,958	25,098	—	—	3,230	24,187	5,331	$—	51,142
Common stocks -
unaffiliated	88	—	—	—	(17)	—	—	—	71
Total assets	$7,861	$25,098	$—	$88	$2,994	$24,187	$5,789	$—	$54,439

Transfers
Transfers between fair value hierarchy levels are recognized at the end of the period in which the transfer occurs. Transfers into Level 3 represent securities which are carried at lower of cost or fair value resulting in periodic transfers into and out of Level 3 financial instruments which are characterized as carried at fair value. Preferred stock transfers into Level 3 in 2022 are due to the adoption of revised guidance in SSAP No. 32R, which requires perpetual preferred stock to be carried at fair value.

Fair Value of All Financial Instruments
The aggregate fair value of the Company’s financial instruments and the level within the fair value hierarchy are presented in the following tables and with the related admitted values. Pursuant to SSAP No.100R, insurance contracts (other than deposit-type contracts) and affiliated common stocks have been excluded.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
							Not
							Practicable
Type of Financial	Aggregate	Admitted					(Carrying
Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$21,258,625	$23,978,263	$—	$19,701	$18,206,989	$3,031,935	$—
Preferred stocks	283,533	283,533	—	10,160	260,173	13,200	—
Common stocks - unaffiliated	23,600	23,600	—	—	23,600	—	—
Mortgage loans	4,347,899	4,636,055	—	—	—	4,347,899	—
Policy loans	2,258	2,258	—	—	2,258	—	—
Cash, cash equivalents and
short-term investments	640,079	639,253	—	447,820	192,259	—	—
Derivative assets
Options	33,678	33,678	—	—	33,678	—	—
Interest rate swaps	(26,038)	97	—	(26,038)	—	—	—
Futures	1,556	1,556	—	1,556	—	—	—
Currency swaps	126,445	65,570	—	—	126,445	—	—
Forwards	122,104	122,104	—	—	122,104	—	—
Derivative collateral asset	48,748	48,748	—	48,748	—	—	—
Other invested assets	994,450	1,001,096	753,691	—	60,116	180,643	—
Separate account assets	13,668	13,668	—	—	13,668	—	—
Total assets	$27,870,605	$30,849,479	$753,691	$501,947	$19,041,290	$7,573,677	$—
Liabilities
Repurchase agreements	$728,383	$728,383	$—	$—	$728,383	$—	$—
Deposit-type contracts	422,737	408,687	—	—	—	422,737	—
Derivative liabilities
Options	65	65	—	—	65	—	—
Currency swaps	80,086	101,126	—	—	80,086	—	—
Forwards	39,457	39,457	—	—	39,457	—	—
Derivative collateral	182,232	182,232	—	182,232	—	—	—
Total liabilities	$1,452,960	$1,459,950	$—	$182,232	$847,991	$422,737	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
							Not
							Practicable
Type of Financial	Aggregate	Admitted					(Carrying
Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	Value)
Assets
Bonds	$23,303,588	$22,827,039	$—	$4,412	$20,492,509	$2,806,667	$—
Preferred stocks	272,728	268,909	—	—	220,908	51,820	—
Common stocks - unaffiliated	26,158	26,158	—	1,282	24,805	71	—
Mortgage loans	4,851,914	4,784,322	—	—	—	4,851,914	—
Policy loans	1,981	1,981	—	—	1,981	—	—
Cash, cash equivalents and
short-term investments	788,176	791,285	—	759,278	18,898	10,000	—
Derivative assets
Options	111,964	111,964	—	—	111,964	—	—
Futures	1,579	1,579	—	1,579	—	—	—
Currency swaps	58,815	36,882	—	—	58,815	—	—
Forwards	58,479	58,479	—	—	58,479	—	—
Total return swaps	394	394	—	—	394	—	—
Derivative collateral asset	9,597	9,597	—	9,597	—	—	—
Other invested assets	2,041,059	2,019,939	1,108,040	—	78,175	854,844	—
Separate account assets	17,778	17,778	—	—	17,778	—	—
Total assets	$31,544,210	$30,956,306	$1,108,040	$776,148	$21,084,706	$8,575,316	$—
Liabilities
Deposit-type contracts	$448,011	$452,929	$—	$—	$—	$448,011	$—
Derivative liabilities
Options	61	61	—	—	61	—	—
Interest rate swaps	623	—	—	623	—	—	—
Currency swaps	16,364	44,876	—	—	16,364	—	—
Forwards	12,540	12,540	—	—	12,540	—	—
Total return swaps	2	2	—	—	2	—	—
Derivative collateral	194,816	194,816	—	194,816	—	—	—
Total liabilities	$672,417	$705,224	$—	$195,439	$28,967	$448,011	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Bonds, preferred stocks, unaffiliated common stocks, cash equivalents, short-term investments, and other invested assets (surplus notes): Bonds and unaffiliated common stocks classified as Level 1 use quoted prices on an active exchange. Bonds, unaffiliated common stocks, preferred stocks, cash equivalents, short-term investments, and surplus notes (included in other invested assets) classified as Level 2 are valued by commercially available vendors using observable inputs or inputs which can be corroborated by market data. Unaffiliated common stocks classified as Level 2 includes FHLB stock, which is carried at fair value and presumed to be at par value because it can only be redeemed by the bank. Bonds, preferred stocks, unaffiliated common stocks and surplus notes classified as Level 3 are valued using broker quotes or internal models containing significant unobservable inputs.

Mortgage loans: Mortgage loans classified as Level 3 are primarily valued based on estimated net cash flows to maturity, discounted at a rate based on the loan’s remaining weighted average life and credit quality, which contains significant unobservable inputs.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Policy loans: The fair value of policy loans classified as Level 2 is equal to the carrying value of the loans, which are collateralized by the cash surrender value of the associated insurance contract.

Derivative assets and derivative liabilities: Derivatives classified as Level 1 are valued using quoted market prices on active exchanges. Derivatives classified as Level 2 are valued based on broker quotes corroborated through internal modeling using market observable data.

Cash, short-term investments, and derivative collateral asset and liability: The fair value of cash, short-term investments (excluding those short-term investments classified as Level 2 described above), and derivative collateral (which is held entirely in cash) classified as Level 1 are valued using quoted market prices and carrying value approximates fair value.

Other invested assets (excluding surplus notes): For fixed-rate and variable-rate investments included in other invested assets classified as Level 3, fair value approximates the carrying value in the accompanying balance sheets. Certain assets included within other invested assets classified as Level 3 are valued based on cost. Joint venture and partnership interests included within other invested assets are not classified in the fair value hierarchy and are measured at NAV, which is the practical expedient in determining fair value. NAV is adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. At December 31, 2022, the Company has $28,458 unfunded commitments to invest in these joint venture and partnership interests.

Separate account assets - variable products: Separate account assets classified as Level 2 are valued based on the fair value of the underlying funds.

Deposit-type contracts: Deposit-type contracts classified as Level 3 include SPIA, supplemental contracts, and group pension contracts. Fair value of SPIA, supplemental contracts, and group pension are calculated by discounting best estimate cash flows based on market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date, and are classified as Level 2.

Repurchase agreements - The carrying value of the repurchase agreements liability approximates fair value and is reported as Level 2.

6.    Reinsurance
Reinsurance allows life insurance companies to share risk on a case-by-case or aggregated basis with other insurance and reinsurance companies.  The Company generally reinsures the majority of in force and all future annuity business, after the impacts of all other reinsurance are applied, on a quota share modified coinsurance basis to Athene Annuity Re Ltd. (AARe), an affiliated reinsurer domiciled in Bermuda. Under modified coinsurance, all assets and liabilities are retained by the ceding company, and the reinsurer is required to indemnify the ceding company on the reinsurer’s share of the assets and liabilities. In addition, the Company's funding agreements are reinsured on a coinsurance funds withheld basis to AARe. Any life insurance blocks previously written by the Company are generally sold or completely reinsured to another life insurance company.
The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements for the years ended December 31, 2022 and 2021 by the following amounts:

	2022	2021

Premiums	$2,619,906	$3,484,220
Life, annuity and deposit-type contract liabilities	7,465,543	9,813,959

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The Company recorded reinsurance recoveries in the amount of $492,870 and $487,476 during 2022 and 2021, respectively.

Life insurance in force ceded to nonaffiliated companies under risk sharing arrangements at December 31, 2022 and 2021, totaled $10,226,492 and $13,005,129, respectively. The Company enters into trust agreements with reinsurers as security in support of the reserves ceded to these reinsurers.

The following table illustrates the amounts the Company assumed under reinsurance treaties for the years ended December 31, 2022 and 2021:

	2022	2021

Premiums	$3,142,670	$4,234,801
Policy and contract liabilities	24,444,501	22,531,404
Gains on cession of in force blocks of business are to be accounted for in accordance with Appendix A-791 of the NAIC Accounting Practices and Procedures Manual which requires that any increase in surplus (net of federal income tax) resulting from reinsurance agreements entered into or amended which involve the reinsurance of business issued prior to the effective date of the agreements shall be deferred and identified separately as a surplus item by the ceding company.  Subsequent recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured.  Based on the emergence of earnings of previous reinsurance of in force blocks of business in 2022 and 2021, $3,626 and $3,916, respectively, was amortized into income.
The Company is liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the assuming companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company is not aware of any material issues surrounding the financial condition of its reinsurers.
Annuity Reinsurance
Effective January 1, 2020, the Company entered into a coinsurance funds withheld agreement with AARe to cede a quota share of all in force and certain future funding agreements. The Company has taken a reserve credit of $5,940,902 and $8,203,757 as of December 31, 2022 and 2021, respectively. Funds held under reinsurance for this agreement were $5,957,329 and $8,223,547 as of December 31, 2022 and 2021, respectively.

Effective September 17, 2018, the Company entered into a quota share coinsurance agreement with Brighthouse Life Insurance Company (Brighthouse) to assume an 80% quota share of certain multi-year guaranteed annuity policies issued by Brighthouse on or after the effective date of the treaty.  The Company retrocedes 80% of this business to AARe under a modified coinsurance agreement. Assumed reserves were $4,250,343 and $1,269,056 at December 31, 2022 and 2021, respectively, of which $3,400,275 and $1,015,245 represented modified coinsurance reserves ceded to AARe at December 31, 2022 and 2021, respectively.
Effective June 1, 2018, the Company entered into two quota share reinsurance agreements, one coinsurance and one modified coinsurance, with Venerable Insurance and Annuity Company (VIAC) to assume a 20% quota share of all fixed annuity business issued by VIAC prior to the effective date of the treaty. Assumed reserves on the coinsurance treaty were $2,070,951 and $2,393,636 at December 31, 2022 and 2021, respectively, and modified coinsurance reserves held at VIAC for business assumed by the Company were $44,523 and $63,346 at December 31, 2022 and 2021, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Effective June 1, 2018, the Company entered into a quota share coinsurance agreement with VIAC to assume a 20% quota share of all guaranteed minimum income benefit rider policies issued by VIAC on or after the effective date of the treaty.  Assumed reserves were $471,702 and $377,443 at December 31, 2022 and 2021, respectively.

Effective January 1, 2018, the Company entered into a coinsurance agreement with AAIA to assume 50% of all retail annuity business issued by AAIA on or after January 1, 2018 through December 31, 2021. The Company subsequently entered into a retrocession modified coinsurance agreement with AARe effective January 1, 2018 to cede an 80% quota share of this AAIA retail annuity business. Assumed reserves were $12,916,767 and $13,804,096 at December 31, 2022 and 2021, respectively, of which $10,333,414 and $11,043,277 represented modified coinsurance reserves ceded to AARe at December 31, 2022 and 2021, respectively. Effective January 1, 2022, AAIA recaptured the payout annuities ceded to the Company under this agreement. Assumed reserves recaptured by AAIA were $135,359 as of January 1, 2022, of which $108,288 represented modified coinsurance reserves ceded to AARe.

Effective August 1, 2017, the Company entered into a variable quota share coinsurance agreement with The Lincoln National Life Insurance Company (LNL) to assume a percentage of LNL’s multi-year guaranteed annuity and fixed indexed annuity business issued on or after the effective date of the treaty.  The Company retrocedes 80% of the assumed business to AARe under a modified coinsurance agreement. Assumed reserves were $1,656,723 and $1,746,324 at December 31, 2022 and 2021, respectively, of which $1,325,378 and $1,397,059 represented modified coinsurance reserves ceded at December 31, 2022 and 2021, respectively.

Effective December 31, 2012, the Company entered into a coinsurance funds withheld agreement to assume 90% of AANY's annuity business. The Company retrocedes 89% of this block to AARe under a modified coinsurance agreement. Assumed reserves were $2,412,825 and $2,162,084 at December 31, 2022 and 2021, respectively, of which $2,147,414 and $1,924,255 represented modified coinsurance reserves ceded at December 31, 2022 and 2021, respectively.
Effective November 1, 2012, the Company entered into a coinsurance agreement with Liberty Bankers Life Insurance Company to assume 100% of an annuity block of business. The Company retrocedes 80% of this block to AARe under a modified coinsurance agreement. Assumed reserves were $76,699 and $103,372 at December 31, 2022 and 2021, respectively, of which $61,360 and $82,698 represented modified coinsurance reserves ceded at December 31, 2022 and 2021, respectively.
On December 16, 2011, the Company entered into an agreement with Transamerica Life Insurance Company to assume on a coinsurance basis 28.3% of a certain block of deferred annuity business. The Company retrocedes 80% of the assumed annuity business to AARe under a modified coinsurance agreement. Assumed reserves were $377,267 and $441,464 at December 31, 2022 and 2021, respectively, of which $301,813 and $353,171 represented modified coinsurance reserves ceded at December 31, 2022 and 2021, respectively.
Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% of the in force and future annuity business of the Company.  Modified coinsurance reserves ceded under this agreement were $1,679,795 and $1,887,761 at December 31, 2022 and 2021, respectively.

Effective April 1, 2014, the Company entered into a reinsurance agreement with STAR to assume a 20% quota share of a block of annuities under a coinsurance funds withheld reinsurance agreement. The reserves assumed under the treaty totaled $208,349 and $212,415 at December 31, 2022 and 2021, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Life Reinsurance
On April 29, 2011, the Company reinsured substantially all of its life and health business, primarily to Protective Life Insurance Company under a coinsurance agreement. As of December 31, 2022 and 2021, the Company recognized a reserve credit of $1,269,681 and $1,332,720, respectively, on this business.

The Company's reinsurance agreements do not require disclosure under paragraphs 78 through 84 of SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance.

7.    Life, Annuity and Deposit-Type Actuarial Reserves

Withdrawal characteristics of annuity and deposit-type actuarial reserves are as follows:

Individual Annuities

	December 31, 2022
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$18,085,856	$—	$—	$18,085,856	69.4%
At book value, less surrender
charge of 5% or more	1,811,778	—	—	1,811,778	7.0
At fair value	—	3,485	—	3,485	—
Total with market value
adjustment or at fair value	19,897,634	3,485	—	19,901,119	76.4
At book value without adjustment
(minimal or no charge or adjustment)	5,331,963	—	—	5,331,963	20.4
Not subject to discretionary withdrawal	823,111	—	—	823,111	3.2
Total (gross: direct + assumed)	26,052,708	3,485	—	26,056,193	100.0%
Less: Reinsurance ceded	(5,874)	—	—	(5,874)
Total (net)	$26,046,834	$3,485	$—	$26,050,319

The amount included above in the at book value, less surrender charge of 5% or more line that will move to the at book value without adjustment line for the first time within the year subsequent to the balance sheet date is $108,487.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$16,680,507	$—	$—	$16,680,507	68.6%
At book value, less surrender
charge of 5% or more	1,416,661	—	—	1,416,661	5.8
At fair value	—	4,407	—	4,407	—
Total with market value
adjustment or at fair value	18,097,168	4,407	—	18,101,575	74.4
At book value without adjustment
(minimal or no charge or adjustment)	5,388,339	—	—	5,388,339	22.1
Not subject to discretionary withdrawal	843,860	—	—	843,860	3.5
Total (gross: direct + assumed)	24,329,367	4,407	—	24,333,774	100.0%
Less: Reinsurance ceded	(6,704)	—	—	(6,704)
Total (net)	$24,322,663	$4,407	$—	$24,327,070

Group Annuities

	December 31, 2022
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$31,837	$—	$—	$31,837	31.3%
At book value, less surrender
charge of 5% or more	4	—	—	4	—
Total with market value
adjustment or at fair value	31,841	—	—	31,841	31.3
At book value without adjustment
(minimal or no charge or adjustment)	10,105	—	—	10,105	9.9
Not subject to discretionary withdrawal	59,753	—	—	59,753	58.8
Total (gross: direct + assumed)	101,699	—	—	101,699	100.0%
Less: Reinsurance ceded	(1,932)	—	—	(1,932)
Total (net)	$99,767	$—	$—	$99,767

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$35,390	$—	$—	$35,390	31.9%
At book value, less surrender
charge of 5% or more	12	—	—	12	—
Total with market value
adjustment or at fair value	35,402	—	—	35,402	31.9
At book value without adjustment
(minimal or no charge or adjustment)	11,462	—	—	11,462	10.3
Not subject to discretionary withdrawal	64,081	—	—	64,081	57.8
Total (gross: direct + assumed)	110,945	—	—	110,945	100.0%
Less: Reinsurance ceded	(2,072)	—	—	(2,072)
Total (net)	$108,873	$—	$—	$108,873

Deposit-Type Contracts (no life contingencies)

	December 31, 2022
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
At book value without adjustment
(minimal or no charge or adjustment)	$13,240	$—	$—	$13,240	0.2%
Not subject to discretionary withdrawal	6,353,785	—	—	6,353,785	99.8
Total (gross: direct + assumed)	6,367,025	—	—	6,367,025	100.0%
Less: Reinsurance ceded	(5,958,338)	—	—	(5,958,338)
Total (net)	$408,687	$—	$—	$408,687

	December 31, 2021
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
At book value without adjustment
(minimal or no charge or adjustment)	$13,361	$—	$—	$13,361	0.2%
Not subject to discretionary withdrawal	8,661,743	—	—	8,661,743	99.8
Total (gross: direct + assumed)	8,675,104	—	—	8,675,104	100.0%
Less: Reinsurance ceded	(8,222,175)	—	—	(8,222,175)
Total (net)	$452,929	$—	$—	$452,929

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
A reconciliation of total annuity and deposit-type actuarial reserves is as follows:

	December 31,
	2022	2021

Annuity reserves	$25,838,547	$24,133,073
Supplementary contracts with life contingencies	308,054	298,463
Deposit-type contracts	408,687	452,929
Annuity reserves - variable annuity separate account	3,485	4,407
Total annuity and deposit-type actuarial reserves	$26,558,773	$24,888,872

Account value, cash value and reserves for life insurance by withdrawal characteristics is as follows:

	December 31, 2022
	General Account			Separate Account - Nonguaranteed

	Account	Cash		Account	Cash
	Value	Value	Reserve	Value	Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Term policies with cash value	$—	$1,365	$1,869	$—	$—	$—
Universal life	543,609	553,046	572,277	—	—	—
Indexed universal life	1,091	1,041	1,091
Other permanent cash value life
insurance	1,080	643,188	714,244	—	—	—
Variable universal life	1,381	1,381	1,381	10,280	10,280	10,243
Miscellaneous Reserves	—	—	13	—	—	—
Not subject to discretionary
withdrawal or no cash values:
Term Policies without cash value	—	—	148,096	—	—	—
Accidental death benefits	—	—	3,189	—	—	—
Disability - active lives	—	—	4,852	—	—	—
Disability - disabled lives	—	—	9,008	—	—	—
Miscellaneous reserves	—	—	6,620	—	—	—
Total (gross: direct + assumed)	547,161	1,200,021	1,462,640	10,280	10,280	10,243
Less: Reinsurance ceded	(544,891)	(1,197,751)	(1,460,172)	—	—	—
Total (net)	$2,270	$2,270	$2,468	$10,280	$10,280	$10,243

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

	December 31, 2021
	General Account			Separate Account - Nonguaranteed

	Account	Cash		Account	Cash
	Value	Value	Reserve	Value	Value	Reserve
Subject to discretionary withdrawal,
surrender values, or policy loans:
Term policies with cash value	$—	$1,428	$1,920	$—	$—	$—
Universal life	559,229	568,200	587,782	—	—	—
Indexed universal life	1,093	1,032	1,093
Other permanent cash value life
insurance	1,123	659,873	734,487	—	—	—
Variable universal life	1,133	1,133	1,136	13,371	13,371	13,402
Miscellaneous Reserves	—	—	15	—	—	—
Not subject to discretionary
withdrawal or no cash values:
Term Policies without cash value	—	—	190,897	—	—	—
Accidental death benefits	—	—	3,329	—	—	—
Disability - active lives	—	—	4,619	—	—	—
Disability - disabled lives	—	—	9,419	—	—	—
Miscellaneous reserves	—	—	7,453	—	—	—
Total (gross: direct + assumed)	562,578	1,231,666	1,542,150	13,371	13,371	13,402
Less: Reinsurance ceded	(560,511)	(1,229,599)	(1,540,066)	—	—	—
Total (net)	$2,067	$2,067	$2,084	$13,371	$13,371	$13,402

A reconciliation of total life actuarial reserves is as follows:

	December 31,
	2022	2021

Life insurance	$2,468	$2,079
Disability - active lives	—	4
Disability - disabled lives	—	1
Life reserves - variable life separate account	10,243	13,402
Total life actuarial reserves	$12,711	$15,486

As of December 31, 2022 and 2021, the Company had insurance in force of $675,717 and $755,492, respectively, for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of Delaware. Reserves to cover this shortfall in premium were $6,532 and $7,385 at December 31, 2022 and 2021, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
8.    Borrowed Money and Funding Agreements
Effective May 1, 2021, the Company entered into an unsecured revolving promissory note (the Promissory Note), with Athene USA (AUSA) and certain of AUSA’s other subsidiaries, pursuant to which the Company and other borrower parties thereto may borrow up to $200,000 from AUSA. The Promissory Note has a 5-year term and was approved by the Delaware Department of Insurance. Interest shall accrue on the outstanding principal balance at a rate per annum equal to 2.085%. The Company shall pay such interest in arrears quarterly on the last day of each March, June, September and December, on any day any portion of the principal balance is repaid or prepaid.  No amount was drawn under the Promissory Note during the years ended December 31, 2022 and 2021. As such, no interest was paid by the Company during the years ended December 31, 2022 and 2021.
During 2020, the Company established a secured funding agreement backed repurchase agreement (FABR) program, in which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special purpose entity to purchase funding agreements from the Company.

The Company was part of a purchase agreement, pursuant to which Athene Global Funding, a special-purpose non-affiliated statutory-trust, offers senior secured medium-term notes under a funding agreement backed notes (FABN) program. Athene Global Funding used the net proceeds from the sale of each series of medium-term notes to purchase funding agreements issued from the Company.

On December 18, 2015, the Company issued four funding agreements totaling €115,000 to Athora Lebensversicherung AG (ALV), an affiliated German company. Two of the funding agreements have matured as of December 31, 2021.

Through its membership in the FHLB of Des Moines, the Company is eligible to borrow under variable-rate short-term federal fund arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company's total assets dependent upon the internal credit rating. These borrowings are accounted for as borrowed money under SSAP No. 15, Debt and Holding Company Obligations. During October 2021, the Company borrowed $80,000 with an interest rate of 0.32% under the FHLB short-term arrangement. The borrowing was repaid during December 2021. The Company did not have any outstanding borrowings as of December 31, 2022 or 2021. The Company incurred interest expense on short-term borrowings of $37 for the year ended December 31, 2021.

The Company has issued funding agreements to the FHLB of Des Moines in exchange for cash resulting in a liability of $328,017 and $355,041 as of December 31, 2022 and 2021, respectively.

As a part of these agreements, the Company holds $10,000 in FHLB of Des Moines B Membership Stock and $13,600 in FHLB Activity Stock. The Class B Membership Stock is not eligible for redemption. The Company has posted collateral to the FHLB of Des Moines with a book adjusted carrying value of $461,652 and $586,879, and fair value of $415,948 and $587,138 at December 31, 2022 and 2021, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The following table presents the outstanding funding agreement contracts issued by the Company:

	December 31,
	2022			2021
	Fixed	Floating	Total	Fixed	Floating	Total

Funding Agreements
ALV	58,866	—	58,866	62,612	—	62,612
FABN	5,129,422	500,000	5,629,422	7,399,635	500,000	7,899,635
FHLB	270,000	70,000	340,000	250,000	120,000	370,000
Total	$5,458,288	$570,000	$6,028,288	$7,712,247	$620,000	$8,332,247

The weighted average interest rate on all funding agreements was 2.10% and 2.23% at December 31, 2022 and 2021, respectively.

The direct reserve established by the Company for funding agreements was $5,940,902 and $8,203,757 at December 31, 2022 and 2021, respectively. These are included in reserves for deposit-type contracts, net of reinsurance, on the balance sheets. The Company uses these funds in an investment spread strategy. As such, the Company applies SSAP No. 52, Deposit Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money.

The Company incurred interest expense of $177,787 and $184,208 on funding agreements during the years ended December 31, 2022 and 2021, respectively.

The scheduled maturities of the funding agreements are as follows:

2023	1,635,148
2024	570,000
2025	2,615,567
2026	750,000
2027	410,816
Thereafter	46,757
Total	$6,028,288

As discussed in Note 6, the Company's funding agreements are ceded to AARe under a coinsurance funds withheld agreement.

9.    Federal Income Taxes
The Company files as a member of a consolidated federal income tax return. The Company has a written tax sharing agreement (Tax Allocation Agreement) with certain of its affiliated companies that sets forth the manner in which the total combined federal income tax is allocated to each entity that is a party to the consolidation. Allocation of tax benefits is based on separate returns. Losses are paid at the time used in the consolidated return.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Current income taxes incurred consist of the following major components:

	Years Ended December 31,
	2022	2021

Federal income tax expense (benefit) on operations	$80,896	$(33,418)
Federal income tax expense (benefit) on net realized capital gain (loss)	9,924	112,021
Total current federal income tax expense (benefit)	$90,820	$78,603

The Company determines admitted DTAs under paragraph 11 of SSAP No. 101, which allows a DTA to be admitted where existing deductible temporary differences are expected to be realized within three years of the balance sheet date. DTAs are limited to:

1.The amount of federal capital gains taxes paid in prior years that can be recovered through capital loss carrybacks, not to exceed three years, including any amounts established in accordance with the provision of SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets.

2.If risk based capital thresholds described in paragraph 11.b. of SSAP No. 101 are exceeded, paragraph 11.b.i. allows a reporting entity to admit DTAs that are expected to be realized within three years of the balance sheet date, subject to a 15% limitation of adjusted capital and surplus described in paragraph 11.b.ii. Since the Company’s Risk Based Capital Authorized Control Level without regard to admitted DTAs is greater than 300%, the applicable period is three years and the applicable percentage is 15% as of December 31, 2022, plus

3.Any remaining DTAs can be offset against existing DTLs after due consideration of character and reversal patterns of temporary differences.

Adjusted gross DTAs exceeding the above limitations are nonadmitted.

Pursuant to SSAP No. 101, paragraph 7.e., gross DTAs are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the gross DTAs will not be realized. The Company expects to fully realize all of its DTAs. As of December 31, 2022 and 2021, the Company has not established a valuation allowance against DTAs.

The admitted DTAs are summarized as follows:

	December 31, 2022		December 31, 2021
	Limitation	Admitted	Limitation	Admitted

Admitted pursuant to 11.a. - loss carrybacks		$—		$—
Realization per 11.b.i. - applicable period limitation	$73,645		$48,362
Realization per 11.b.ii. - applicable percentage
limitation	333,711		233,423
Admitted pursuant to lesser of 11.b.i. or 11.b.ii -
realization test		$73,645		$48,362
Admitted pursuant to 11.c. - DTL offset		88,221		98,843
Total admitted adjusted gross DTA		$161,866		$147,205

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The Authorized Control Level Risk-Based Capital (excluding DTAs) percentage used for determining the above applicable period limitation and applicable percentage limitation was 760% and 742% for the years ended December 31, 2022 and 2021, respectively.

No tax planning strategies have been used to recognize net admitted DTAs.

The tax effects of temporary differences that give rise to DTAs and DTLs are as follows:

	December 31, 2022			December 31, 2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
DTAs
Policyholder reserves	$186,343	$—	$186,343	$165,647	$—	$165,647	$20,696	$—	$20,696
Investments	69,610	15	69,625	11,866	15	11,881	57,744	—	57,744
Deferred acquisition costs	46,138	—	46,138	40,567	—	40,567	5,571	—	5,571
Policyholder dividends
accrual	6	—	6	6	—	6	—	—	—
Tax goodwill	685	—	685	882	—	882	(197)	—	(197)
Receivable nonadmitted	—	—	—	13	—	13	(13)	—	(13)
Other (Including items <5%
of total ordinary tax assets)	18,447	—	18,447	25,766	—	25,766	(7,319)	—	(7,319)
Total gross DTAs	321,229	15	321,244	244,747	15	244,762	76,482	—	76,482
Nonadmitted DTAs	(159,378)	—	(159,378)	(97,557)	—	(97,557)	(61,821)	—	(61,821)
Admitted DTAs	161,851	15	161,866	147,190	15	147,205	14,661	—	14,661
DTLs
Investments	(33)	(72,779)	(72,812)	(68,323)	(6,672)	(74,995)	68,290	(66,107)	2,183
Policyholder reserves	(15,409)	—	(15,409)	(21,100)	—	(21,100)	5,691	—	5,691
Other liabilities	—	—	—	(2,748)	—	(2,748)	2,748	—	2,748
Total DTLs	(15,442)	(72,779)	(88,221)	(92,171)	(6,672)	(98,843)	76,729	(66,107)	10,622
Net admitted DTA/(DTL)	$146,409	$(72,764)	$73,645	$55,019	$(6,657)	$48,362	$91,390	$(66,107)	$25,283

The change in net deferred income taxes is comprised of the following (this analysis is exclusive of the tax effect of unrealized capital gains and losses as the deferred taxes on unrealized gains and losses are reported separately from the change in net deferred income taxes in the statements of changes in capital and surplus):

	December 31,	December 31,
	2022	2021	Change

Adjusted gross deferred tax assets	$321,244	$244,762	$76,482
Total gross deferred tax liabilities	(88,221)	(98,843)	10,622
Adjusted deferred tax assets in excess of
deferred tax liabilities	$233,023	$145,919	87,104
Tax effect of unrealized gains (losses)			(106,612)
Change in net deferred income tax			$(19,508)

Nonadmitted deferred tax assets increased by $61,821 and $84,185 for the years ended December 31, 2022 and 2021, respectively.

No unrecognized DTL exists for temporary differences related to investments in foreign subsidiaries or foreign corporate joint ventures that are essentially permanent in duration.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The provision for federal income tax incurred is different from that which would be obtained by applying the enacted federal income tax rate to income before taxes. The significant items causing these differences are as follows:

	Year Ended December 31, 2022		Year Ended December 31, 2021
		Effective		Effective
	Amount	Tax Rate	Amount	Tax Rate

Net gain (loss) from operations	$(254,619)		$(209,571)
Realized capital gain (loss) on investments	309,685		173,619
Total statutory gain (loss)	$55,066		$(35,952)
Statutory tax expense (benefit) at enacted rate	$11,564	21.0%	$(7,550)	21.0%
Permanent differences:
Interest maintenance reserve	2,311	4.2	13,706	(38.1)
Nontaxable income	(497)	(0.9)	(413)	1.1
Nondeductible expenses	7	—	10	—
Nonadmitted assets	4,024	7.3	(1,748)	4.9
Affiliate expenses	200	0.4	693	(1.9)
Reinsurance adjustment A-791	(761)	(1.4)	(822)	2.3
Unrealized gain (loss) - options	(14,932)	(27.1)	(1,662)	4.6
Unrealized (gain) loss ceded	107,142	194.6	29,826	(83.0)
Specific reserves in surplus	(935)	(1.7)	(3,604)	10.0
Prior year true-up and adjustments	2,205	4.0	(2,470)	6.9
Total effective income tax expense (benefit)	$110,328	200.4%	$25,966	(72.2)%

Current federal income tax expense (benefit)	$90,820	165.0%	$78,603	(218.6)%
Change in net deferred income tax	19,508	35.4	(52,637)	146.4
Total effective income tax expense (benefit)	$110,328	200.4%	$25,966	(72.2)%

The Company has no tax attribute carryforwards at December 31, 2022.

The Company has $22,155, $79,146 and $0 of federal capital gains tax from 2022, 2021 and 2020, respectively, available for recovery in the event of future capital losses. The Company has incurred no Repatriation Transition tax. The Company has no Alternative Minimum Tax Credit Carryforwards.

In accordance with SSAP No. 101, the Company follows SSAP No. 5R to utilize a “more likely than not (likelihood of more than fifty percent)” approach to compute its liability for tax contingencies. No liability for tax contingencies has been recorded as the Company does not have any material items requiring establishment of a loss contingency or disclosure under SSAP No. 5R. Interest and penalties associated with recognized tax contingencies would be recognized within the income tax expense line in the statements of operations. Accrued interest and penalties would be included in the related tax liability line in the balance sheets.

Federal income tax of $2,125 and $45,924 is due to affiliates at December 31, 2022, and 2021, respectively, pursuant to the Tax Allocation Agreement.

As of December 31, 2022 and 2021, the Company has no unrecognized deferred tax liabilities.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
There were no deposits reported as admitted assets under Section 6603 of the Internal Revenue Code as of December 31, 2022 or 2021.

The following entities are included in the consolidated federal income tax return as of December 31, 2022:

Athene USA Corporation
Athene Annuity and Life Company
Athene Annuity & Life Assurance Company
Athene Annuity & Life Assurance Company of New York
Athene Annuity Re Ltd.
Athene Assignment Corporation
Athene Life Insurance Company of New York
Athene London Assignment Corporation
Athene Re USA IV, Inc.
Centralife Annuities Services, Inc
P.L. Assigned Services
Structured Annuity Reinsurance Company

The Company files tax returns in U.S. federal and various state jurisdictions. The Company was a member of the AADE consolidated group for tax periods through December 31, 2018. The Company is a member of the AUSA consolidated group for all tax periods beginning January 1, 2019. The Company is not currently under exam by the IRS or any state taxing authority.

The Company does not hold any transferable or non-transferable state tax credits gross of any related tax liabilities.

10.    Related Party Transactions
The Company cedes a quota share on multiple treaties of annuity and funding agreement business to AARe. The Company also assumes a quota share of annuity business from its direct subsidiary AAIA, indirect subsidiaries AANY and STAR and from an affiliated entity, VIAC. Refer to Note 6 for details on these reinsurance agreements.
The Company is party to an investment management agreement with Apollo Insurance Solutions Group, LP (ISG), under which ISG agrees to provide asset management services, in exchange for management fees. ISG is a subsidiary of AGM. Pursuant to the agreement, the Company pays ISG 30 basis points per annum on the Company's managed assets. The Company incurred expense of $84,534 and $89,937 in 2022 and 2021, respectively, for asset management fees under the agreement.
The Company is party to Shared Services and Cost Sharing Agreements with Athene Employee Services LLC (AES), ISG, AHL, AUSA, AAIA, and certain other affiliated companies, pursuant to which each party thereto agrees to provide certain financial, legal and other services to the other parties. Under these agreements, the Company incurred expense of $14,218 and $15,401 during 2022 and 2021, respectively.
Some employees of AES and AAIA participate in one or more Share Award Agreements (the Agreements) sponsored by AHL for which the Company has no legal obligation. Salary expense of AES and AAIA is partially allocated to the Company through the Shared Services Agreement. Under SSAP No. 104R, Share-Based Payments, the stock compensation expense associated with the Agreements that would have been allocated to the Company is required to be recorded as a capital contribution to the reporting entity. The Company has allocated the stock compensation expense associated with the Agreements

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
based on the same methodology as the Shared Services Agreement. In accordance with SSAP No. 104R, the Company incurred expense and recorded a capital contribution under the Agreements totaling $29,594 and $22,202 in 2022 and 2021, respectively, which includes amounts contributed by the Company to downstream insurance subsidiaries.
All intercompany balances shown as payable to or receivable from parent, subsidiaries and affiliates are settled within 45 days of their incurrence under the terms of the intercompany expense sharing agreements. These payables and receivables are presented on a net basis within the accompanying balance sheets when right of offset exists with a particular counterparty.
During 2022 and 2021, the Company contributed $1,206,822 and $636,335, respectively, to affiliated partnership investments and received distributions of $528,924 and $605,097, respectively, from affiliated partnership investments in the normal course of business.

During 2022 and 2021, the Company received $0 and $990, respectively, of bonds from AANY and transferred $132,025 and $186,744, respectively, of bonds to AARe in association with reinsurance settlements. These investments were included within bonds on the accompanying balance sheets. All transactions were based on the fair value of the assets at the transaction date.

Pursuant to a tax allocation agreement, during the third quarter of 2021, the Company recorded a $27,215 capital contribution and made a $27,215 capital contribution to its wholly owned subsidiary, AAIA, as indemnification related to a tax settlement.

During December 2021, the Company received a $300,000 capital contribution from its direct parent, AUSA, and the Company made a $300,000 capital contribution to its wholly owned subsidiary, AAIA.

During February 2022, the Company received a $175,294 capital contribution from its parent and paid a $175,294 capital contribution to its wholly owned subsidiary, AAIA. The capital contribution was accrued at December 31, 2021 as a $175,000 receivable from parent with a corresponding increase in paid-in surplus. The contribution to AAIA was accrued at December 31, 2021 as a payable to subsidiary with a corresponding increase to investment in affiliated common stock. In accordance with SSAP No. 72 Surplus and Quasi-Reorganizations, capital contributions receivable that are satisfied with the receipt of cash or marketable securities prior to the filing of the annual statement shall be treated as a Type I subsequent event and considered an admitted asset based on evidence of collection and approval of the domiciliary commissioner.

During 2022, the Company received $1,275,000 of capital contributions from its parent, AARe, and the Company made $1,275,000 of capital contributions to its wholly owned subsidiary, AAIA.

During February 2023, the Company received a $100,000 capital contribution from its parent and paid a $100,000 capital contribution to its wholly owned subsidiary, AAIA. The capital contribution was accrued at December 31, 2022 as a $100,000 receivable from parent. The contribution to AAIA was accrued at December 31, 2022 as a payable to subsidiary with a corresponding increase to investment in affiliated common stock. In accordance with SSAP No. 72 Surplus and Quasi-Reorganizations, capital contributions receivable that are satisfied with the receipt of cash or marketable securities prior to the filing of the annual statement shall be treated as a Type I subsequent event and considered an admitted asset based on evidence of collection and approval of the domiciliary commissioner.

As of December 31, 2022 and 2021, the Company holds $1,002,481 and $1,310,841, respectively, of other invested assets representing holdings of affiliated partnership investments. The Company also had $2,990,752 and $3,444,647 of affiliated bond holdings, $0 and $51,142 of affiliated preferred stock holdings and $296,861 and $310,320 affiliated mortgage loan holdings as of December 31, 2022 and 2021, respectively.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
The Company has additional related party transactions as discussed in Note 8.

11.    Separate Accounts
The Company’s two separate accounts consist of individual variable annuities (VA) and variable universal life (VUL) products. Net investment experience of the separate accounts are credited directly to the policyowner and can be positive or negative, as determined by the performance or fair value of the investments held. The separate account assets are legally insulated and are not subject to claims which may arise from other business of the Company. The assets and liabilities of these accounts are carried at fair value. The Company has two products that guarantee a minimum death benefit. No new VA or VUL policies are being issued.
The separate account assets legally insulated from the general account are attributed to the following products:

	2022	2021

Variable universal life	$10,243	$13,371
Variable annuity	3,425	4,407
Separate account assets	$13,668	$17,778
Information regarding the separate accounts of the Company are as follows:

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2022	$—	$—	$—	$333	$333

Balances as of December 31, 2022
For accounts with assets at
Fair value	—	3,485	—	10,243	13,728
Total reserves	—	3,485	—	10,243	13,728
By withdrawal characteristics
Subject to discretionary withdrawal
At fair value	—	3,485	—	10,243	13,728
Total reserves	$—	$3,485	$—	$10,243	13,728
Other transfers to general account due or accrued					(60)
Total separate account liabilities					$13,668

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2021	$—	$—	$—	$325	$325

Balances as of December 31, 2021
For accounts with assets at
Fair value	—	4,407	—	13,402	17,809
Total reserves	—	4,407	—	13,402	17,809
By withdrawal characteristics
Subject to discretionary withdrawal
At fair value	—	4,407	—	13,402	17,809
Total reserves	$—	$4,407	$—	$13,402	17,809
Other transfers to general account due or accrued					(31)
Total separate account liabilities					$17,778
Reconciliation of Net Transfers To or (From) Separate Accounts:

	Years ended December 31,
	2022	2021

Transfers to separate accounts	$333	$325
Transfers from separate accounts	(858)	(1,161)
Transfer from separate account, net	$(525)	$(836)

12.    Commitments and Contingencies
The Company has unfunded commitments in certain investments totaling $1,265,419 at December 31, 2022.
Effective January 30, 2020, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly owned subsidiary AAIA, in an amount sufficient to satisfy the insurance laws of the State of New Jersey, in order to obtain authority for AAIA to issue registered index-linked annuities in New Jersey. The agreement will remain in effect for ten years. Given the current capital level of AAIA, the likelihood of payment by the Company under the terms of this agreement is remote. No liability has been recognized as the guarantee is for a wholly owned subsidiary. No payments have been made by the Company.

Corporate-owned Life Insurance (COLI) Matter – In 2000 and 2001, two insurance companies which were subsequently merged into AAIA, purchased broad based variable COLI policies from American General Life Insurance Company (American General). In January 2012, the COLI policy administrator delivered to AAIA a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (ZC Trust) had unilaterally implemented changes set forth in the supplement that, if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, AAIA filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has subsequently been triggered and, on April 3, 2018, we filed suit against the same defendants in Chancery Court in Delaware seeking substantially similar relief. Defendants moved to dismiss and the court heard oral arguments on February 13, 2019. The court issued an opinion on July 31, 2019 that did not address the merits, but found that the Chancery

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
Court did not have jurisdiction over our claims and directed us to either amend our complaint or transfer the matter to Delaware Superior Court. The matter was transferred to the Delaware Superior Court. Defendants renewed their motion to dismiss and the Superior Court heard oral arguments on December 18, 2019. The Superior Court issued an opinion on May 18, 2020 in which it granted in part and denied in part defendants’ motion. The Superior Court denied defendants’ motion with respect to the issue that negatively impacts the crediting rate for one of the COLI policies, which issue proceeded to discovery. The Superior Court granted defendants’ motion and dismissed without prejudice on ripeness grounds claims related to the exit and surrender protocols set forth in the policies, and dismissed defendant ZC Resource LLC. If the supplement were to have been deemed effective, the purported changes to the policies could have impaired AAIA’s ability to access the value of guarantees associated with the policies. The parties engaged in discovery as well as discussions concerning whether the matter could be resolved without further litigation and, at the request of the parties, on August 11, 2021, the court entered an Amended Scheduling Order setting the trial date for June 2023. On December 27, 2021, the parties agreed in principle to a settlement, pursuant to which we will be able to surrender the policies at any time and receive proceeds within six months. During the year ended December 31, 2021, we recorded an impairment of the COLI asset of $52,576, and an adjustment to deferred tax liabilities of $46,857, to reflect the terms of the settlement. The Superior Court formally dismissed the matter on December 28, 2022. AAIA surrendered the policies effective December 30, 2022.

Fiduciary Standards - The U.S. Securities and Exchange Commission (SEC), Department of Labor (DOL), NAIC, and several states have taken action or are exploring options around a fiduciary standard or best interest standard that may impact the Company and its subsidiaries. If these rules do not align, the distribution of products by the Company and its subsidiaries could be further complicated.

In 2019 the SEC adopted a rulemaking package designed to enhance the quality and transparency of retail investors’ relationships with investment advisers and broker-dealers. The rulemaking package included: Regulation Best Interest - the Broker-Dealer Standard of Conduct; the new Form CRS Relationship Summary; and two separate interpretations under the Investment Advisers Act of 1940. The Company believes the Regulation may impact the distribution of its subsidiaries' products through third party broker-dealers that distribute the products to retail customers, the impact of which is still being determined.

The NAIC has adopted the Suitability in Annuity Transactions Model Regulation (SAT), which places responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. On February 13, 2020, the SAT was amended to incorporate a “best interest” or similar standard with respect to the suitability of annuity sales. The amendments include a requirement for producers to act in the “best interest” of a retail customer when making a recommendation of an annuity. A producer is considered to have acted in the best interest of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely affect the way our US insurance subsidiaries market and sell their annuity products. Several states, including Iowa, have adopted or are in the process of adopting a version of the revised SAT that includes a best interest concept. The New York Department of Financial Services (NYDFS) issued a circular letter emphasizing insurers’ obligations under laws and regulations based on SAT when replacing a deferred annuity contract with an immediate annuity contract. On July 22, 2018, the NYDFS issued amendments to its regulation based on SAT to incorporate a “best interest” standard with respect to the suitability of life insurance and annuity sales. Future changes in such laws and regulations, including those that impose a “best interest” standard could adversely impact the way we market and sell our annuity products.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. Thereafter, the DOL issued proposed regulatory action to address the

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
vacated definition and issued final regulatory action on December 15, 2020. The DOL’s final guidance confirms the reinstatement of the definition of “investment advice” that applied prior to 2016 but broadens the circumstances under which producers, including insurance producers, could be considered fiduciaries under the Employee Retirement Income Security Act of 1974 (ERISA) in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. In connection with the final regulatory action, the DOL issued a prohibited transaction class exemption that would allow fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan. The DOL has indicated they intend to issue further guidance or regulations with regards to these types of annuity sales. We are reviewing the final guidance to determine how it might apply to and impact our business.

In addition to the cases previously discussed, the Company is routinely involved in litigation and other proceedings, reinsurance claims and regulatory proceedings arising in the ordinary course of its business.  At present, no other contingencies related to pending litigation and regulatory matters are considered material in relation to the financial position of the Company.

13.    Capital and Surplus
The Company is subject to limitations, imposed by the State of Delaware, on the payment of dividends to its stockholder. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the greater of (1) ten percent of the Company's paid in surplus and unassigned surplus as of the preceding December 31, or (2) the Company's net gain from operations before net realized capital gains on investments for the preceding year. Based on December 31, 2022 results, the Company may not declare or pay dividends without approval in 2023. The Company did not declare or pay dividends during the years ended 2022 and 2021.
In 2012, AHL entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s Total Adjusted Capital to be at least 200% of Company Action Level Risk Based Capital as those terms are defined in the insurance laws of Delaware as of October 1, 2012. The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company Action Level Risk Based Capital ratio to fall below 200% unless approved by the Delaware Department.

Life insurance companies are subject to certain risk-based capital (RBC) requirements as specified by the NAIC. Under those requirements, the amount is to be determined based on the various risk factors related to the Company. At December 31, 2022 and 2021, the Company exceeds all control levels of the RBC requirements.

During 2022 and 2021, the Company received and made capital contributions. See Note 10 for additional details regarding capital contributions.

14.    Subsequent Events
The Company has evaluated subsequent events through March 31, 2023, the date that these financial statements were available to be issued.

Athene Annuity & Life Assurance Company
Notes to Financial Statements – Statutory-Basis
December 31, 2022 and 2021
(Dollars in thousands)
15.    Reconciliation to the Statutory Annual Statement
The following is a reconciliation of amounts previously reported to state regulatory authorities in the 2021 Annual Statement to those reported in these financial statements. There were no reconciling items in 2022.

December 31,
2021
Admitted assets as reported in the Company's Annual Statement	$37,921,756
Admitted assets as reported in the accompanying financial statements	$37,921,756

Liabilities as reported in the Company's Annual Statement	$36,317,238
Liabilities as reported in the accompanying financial statements	$36,317,238

Capital and surplus as reported in the Company's Annual Statement	$1,604,518
Capital and surplus as reported in the accompanying
financial statements	$1,604,518

Net loss as reported in the Company's Annual Statement	$(70,245)
Overstatement of Federal income tax expense	2,611
Net loss as reported in the accompanying
financial statements	$(67,634)

SUPPLEMENTARY SCHEDULES

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2022
(Dollars in thousands)

Investment income earned
U.S. Government bonds	$8,395
Other bonds (unaffiliated)	754,057
Bonds of affiliates	128,885
Preferred stocks (unaffiliated)	16,593
Preferred stocks (affiliated)	236
Common stocks (unaffiliated)	239
Mortgage loans	238,185
Policy loans	64
Cash, Cash Equivalents and Short-Term Investments	12,393
Other invested assets	128,149
Derivative instruments	(2,468)
Aggregate write-ins for investment income	2,264
Gross investment income	$1,286,992

Real estate owned (book value less encumbrances)	$—

Mortgage loans on real estate (book value, including nonadmitted portion)
Farm mortgages	$—
Residential mortgages	1,937,707
Commercial mortgages	2,357,702
Mezzanine real estate loans	340,646
Total mortgage loans on real estate	$4,636,055

Mortgage loans on real estate by standing (book value)
Good standing	$4,583,444
Good standing with restructured terms	—
Interest overdue more than 90 days, not in foreclosure	33,939
Foreclosure in process	18,672
Total mortgage loans on real estate	$4,636,055

Other long term invested assets (statement value)	$1,001,096

Collateral loans	$—

Bonds and stock of parents, subsidiaries and affiliates (book value)
Bonds	$2,990,752
Preferred stocks	—
Common stocks	2,067,261

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2022
(Dollars in thousands)

Bonds and short-term investments by maturity based on
anticipated cash flows (statement value)
Due within one year or less	$959,255
Over 1 year through 5 years	8,326,372
Over 5 years through 10 years	9,147,977
Over 10 years through 20 years	3,539,320
Over 20 years	2,201,812
Total by maturity	$24,174,736

Bonds and short-term investments by NAIC designation (statement value)
NAIC 1	$11,932,433
NAIC 2	10,728,985
NAIC 3	1,145,204
NAIC 4	295,615
NAIC 5	59,413
NAIC 6	13,086
Total by NAIC designation	$24,174,736

Total bonds and short-term investments publicly traded	$7,479,022
Total bonds and short-term investments privately placed	$16,695,714
Preferred stocks (statement value)	$283,533
Common stocks (fair value)	$2,090,861
Short-term investments (book value)	$171,735
Options, caps and floors owned (statement value)	$33,677
Options, caps and floors written and in force (statement value)	$(65)
Collar, swap and forward agreements open (statement value)	$47,189
Futures contracts open (fair value)	$1,556
Cash and cash equivalents	$467,518

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2022
(Dollars in thousands)

Life insurance in force
Industrial	$138,552
Ordinary	$9,980,573
Credit Life	$10
Group Life	$145,942
Amount of accidental death insurance in force under ordinary policies	$768,290

Life insurance policies with disability provision in force
Industrial	$1,002
Ordinary	$1,056,523
Credit Life	$—
Group Life	$1,928

Supplementary contracts in force
Ordinary - not involving life contingencies
Amount on deposit	$274
Amount of income payable	$6,829
Ordinary - involving life contingencies
Amount of income payable	$2,933
Group - not involving life contingencies
Amount on deposit	$—
Amount of income payable	$—
Group - involving life contingencies
Amount of income payable	$—

Annuities
Ordinary
Immediate - amount of income payable	$546
Deferred - fully paid - account balance	$1,617,024
Deferred - not fully paid - account balance	$418,604
Group
Immediate - amount of income payable	$260
Deferred - fully paid - account balance	$89
Deferred - not fully paid - account balance	$—

Athene Annuity & Life Assurance Company
Supplemental Schedule of Selected Statutory-Basis Financial Data
December 31, 2022
(Dollars in thousands)

Accident and health insurance - premiums in force
Ordinary	$—
Group	$—
Credit	$—

Deposit funds and dividend accumulations
Deposit funds - account balance	$666
Dividend accumulations - account balance	$2

Claim payments 2022
Group accident and health
2022	$—
2021	$—
2020	$—
2019	$—
2018	$—
Prior	$—
Other accident and health
2022	$—
2021	$—
2020	$—
2019	$—
2018	$—
Prior	$—

Other coverages that use developmental methods to calculate
Claims Reserves
2022	$—
2021	$—
2020	$—
2019	$—
2018	$—
Prior	$—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
Investment Risks Interrogatories
1.    Athene Annuity & Life Assurance Company’s total admitted assets, excluding separate account assets, as reported on page two of its Annual Statement is $38,432,342.

2.    Following are the 10 largest exposures to a single issuer/borrower/investment, by investment category, excluding: (i) U.S. Government, U.S. Government agency securities and those U.S. Government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans:

			Percentage
			of Total
Description of			Admitted
Exposure	Issuer	Amount	Assets

Alternative	2.01 AltsCo - Core (A-A Offshore AAA)	$698,978	1.8%
Bond	2.02 Hamlet Securitization Trust Hm	674,315	1.8
Bond	2.03 PK AIRFINANCE PAF_20	337,612	0.9
Bond	2.04 AA INFRASTRUCTURE DEBT	232,651	0.6
Bond	2.05 MILEAGE PLUS HOLDINGS LLC	216,363	0.6
Mortgage	2.06 RESIDENTIAL MORTGAGE LOAN	216,209	0.6
Bond	2.07 CAYMAN UNIVERSE HOLDINGS LLC	200,540	0.5
Bond	2.08 HWIRE 2021-1 B	155,547	0.4
Mortgage	2.09 COMMERCIAL MORTGAGE LOAN	154,656	0.4
Bond	2.1 AP TUNDRA HOLDINGS LLC	148,847	0.4

3.    The Company’s total admitted assets held in bonds, short-term investments, cash equivalents and preferred stocks, by NAIC rating, are:

Bonds, Short-Term Investments and Cash Equivalents			Preferred Stocks
		Percentage			Percentage
		of Total			of Total
		Admitted			Admitted
NAIC Rating	Amount	Assets	NAIC Rating	Amount	Assets

3.01 NAIC-1	$11,932,433	31.0%	3.07 P/RP-1	$7,636	—%
3.02 NAIC-2	10,728,985	27.9	3.08 P/RP-2	138,345	0.4
3.03 NAIC-3	1,145,204	3.0	3.09 P/RP-3	137,552	0.4
3.04 NAIC-4	295,615	0.8	3.10 P/RP-4	—	—
3.05 NAIC-5	59,413	0.2	3.11 P/RP-5	—	—
3.06 NAIC-6	13,086	—	3.12 P/RP-6	—	—
	$24,174,736	62.9%		$283,533	0.8%

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
4.    The Company’s assets held in foreign investments are $8,757,820 or 22.8% of total admitted assets. The Company has foreign-currency-denominated investments of $2,785,213 or 7.2% of total admitted assets.
        The Company has foreign-currency-denominated insurance liabilities of $1,749,184 or 4.5% of total admitted assets.
5.    Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		Percentage
		of Total
		Admitted
	Amount	Assets

5.01 Countries rated NAIC-1	$8,028,895	20.9%
5.02 Countries rated NAIC-2	552,114	1.4
5.03 Countries rated NAIC-3 or below	176,811	0.5
	$8,757,820	22.8%

6.    Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

		Percentage
		of Total
		Admitted
	Amount	Assets

Countries rated NAIC-1
6.01 Country: Cayman Islands	$2,760,089	7.2%
6.02 Country: United Kingdom	1,549,468	4.0
Countries rated NAIC-2
6.03 Country: Mexico	215,090	0.6
6.04 Country: Indonesia	97,221	0.3
Countries rated NAIC-3 or below
6.05 Country: Brazil	82,893	0.2
6.06 Country: Columbia	54,643	0.1

7-9.    Assets held in unhedged foreign currency exposure are less than 2.5% of the Company’s total admitted assets.

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
10.    Ten largest non-sovereign (i.e. non-governmental) foreign issues:

		Percentage
		of Total
		Admitted
	Amount	Assets

10.01 AltsCo - Core (A-A Offshore AAA)	$698,978	1.8%
10.02 Residential Mortgage Loan	216,209	0.6
10.03 CAYMAN UNIVERSE HOLDINGS LLC	200,540	0.5
10.04 WESTPAC BANKING	131,463	0.3
10.05 DCF 2021-4A A	127,870	0.3
10.06 Commercial Mortgage Loan	125,709	0.3
10.07 Commercial Mortgage Loan	101,924	0.3
10.08 Commercial Mortgage Loan	95,907	0.2
10.09 Commercial Mortgage Loan	87,833	0.2
10.10 SHELL INTERNATIONAL FINANCE BV	81,480	0.2

11.    Assets held in Canadian investments are less than 2.5% of the Company's total admitted assets.

12.    Assets held in investments with contractual sales restrictions are less than 2.5% of the Company's total admitted assets.

13.    Ten largest equity interests (including other invested assets):

		Percentage
		of Total
		Admitted
	Amount	Assets

13.01 AltsCo - Core (A-A Offshore AAA)	$698,978	1.8%
13.02 LAKEVIEW/BAYVIEW EBO	83,091	0.2
13.03 MFA FINANCIAL INC	48,322	0.1
13.04 FIRST REP BANK	25,392	0.1
13.05 CAPITAL FARM CREDIT	24,252	0.1
13.06 FEDERAL HOME LOAN BANK OF DES	23,600	0.1
13.07 ENERGY TRANSFER	22,856	0.1
13.08 COMPEER FINANCIA	19,885	0.1
13.09 BANK OF AMER CRP	18,008	—
13.1 AMER AGCREDIT	17,050	—
14.    Assets held in nonaffiliated, privately placed equities are less than 2.5% of the Company’s total admitted assets.

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
15.    Assets held in general partnership interests are less than 2.5% of the Company’s total admitted assets.
16.    The Company’s ten largest aggregate mortgage interests are as follows. The aggregate mortgage interest represents the combined value of all mortgages secured by the same property or same group of properties:

		Percentage
		of Total
		Admitted
Type	Amount	Assets

16.01 Residential	$216,209	0.6%
16.02 Commercial	154,656	0.4
16.03 Commercial	133,731	0.3
16.04 Commercial	125,709	0.3
16.05 Commercial	117,480	0.3
16.06 Commercial	113,775	0.3
16.07 Commercial	101,924	0.3
16.08 Commercial	99,498	0.3
16.09 Commercial	95,907	0.2
16.10 Commercial	87,833	0.2

    Amounts and percentages of the Company’s total admitted assets held in the following categories of mortgage loans:

		Percentage
		of Total
		Admitted
	Amount	Assets

16.11 Construction loans	$61,248	0.2%
16.12 Mortgage loans over 90 days past due	51,939	0.1
16.13 Mortgage loans in the process of foreclosure	18,672	—
16.14 Mortgage loans foreclosed	1,003	—
16.15 Restructured mortgage loans	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
17.    Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

	Residential		Commercial		Agricultural
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Admitted		Admitted		Admitted
Loan-to-Value	Amount	Assets	Amount	Assets	Amount	Assets

17.01 above 95%	$247,301	0.6%	$25,566	0.1%	$—	—%
17.02 91% to 95%	37,816	0.1	—	—	—	—
17.03 81% to 90%	181,461	0.5	—	—	—	—
17.04 71% to 80%	341,097	0.9	337,908	0.9	—	—
17.05 below 70%	1,130,032	2.9	2,334,874	6.1	—	—
	$1,937,707	5.0%	$2,698,348	7.1%	$—	—%
18.    Assets held in each of the five largest investments in one parcel or group of contiguous parcels of real estate are less than 2.5% of the Company’s total admitted assets.
19.    Assets held in investments in mezzanine real estate loans are less than 2.5% of the Company's total admitted assets.

20.    The Company's assets subject to securities lending, repurchase agreements, reserve repurchase agreements, or dollar repurchase agreements as of year-end, or for the 1st, 2nd, or 3rd quarters (unaudited).

	At Year-end		At end of Each Quarter
Percentage
		of Total	1st	2nd	3rd
		Admitted	Quarter	Quarter	Quarter
	Amount	Assets	Amount	Amount	Amount

20.01 Securities lending agreements	$—	—%	$—	$—	$—
20.02 Repurchase agreements	888,961	2.3	—	880,266	882,655
20.03 Reverse repurchase agreements	25,940	0.1	25,940	25,940	25,940
20.04 Dollar repurchase agreements	—	—	—	—	—
20.05 Dollar reverse repurchase agreements	—	—	—	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
21.    Warrants not attached to other financial instruments, options, caps and floors are:

	Owned		Written
		Assets		Percentage
		Percentage		of Total
		of Total		Admitted
	Amount	Admitted	Amount	Assets

21.01 Hedging	$33,678	0.1%	$(65)	—%
21.02 Income generation	—	—	—	—
21.03 Other	—	—	—	—

22.    The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, and forwards as of the following dates (unaudited):

	At Year-end		Unaudited at End of Each Quarter
Percentage
of Total
		Admitted	1st Quarter	2nd Quarter	3rd Quarter
	Amount	Assets	Amount	Amount	Amount

22.01 Hedging	$48,104	0.1%	$49,407	$47,183	$49,032
22.02 Income generation	—	—	—	—	—
22.03 Replications	—	—	—	—	—
22.04 Other	—	—	—	—	—

23.    The Company’s potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for futures contracts as of the following dates (unaudited):

	At Year-end		Unaudited at End of Each Quarter
Percentage
of Total
		Admitted	1st Quarter	2nd Quarter	3rd Quarter
	Amount	Assets	Amount	Amount	Amount

23.01 Hedging	$937	—%	$1,702	$704	$794
23.02 Income generation	—	—	—	—	—
23.03 Replications	—	—	—	—	—
23.04 Other	—	—	—	—	—

Athene Annuity & Life Assurance Company
Supplemental Investment Risks Interrogatories and
Summary Investment Schedule
December 31, 2022
(Dollars in thousands)
Summary Investment Schedule

			Admitted Assets
	Gross Investment		as Reported in
	Holdings*		the Annual Statement
		Percentage		Percentage
		of Total		of Total
		Invested		Invested
	Amount	Assets	Amount	Assets
Long-Term Bonds:
U.S governments	$150,414	0.5%	$150,414	0.5%
All other Governments	261,247	0.8	261,247	0.8
U.S. states, territories and possessions, etc. guaranteed	7,732	0.0	7,732	0.0
U.S political subdivisions of states, territories, and possessions,
guaranteed	2,268	0.0	2,268	0.0
U.S. special revenue and special assessment obligations, etc.
non-guaranteed	157,382	0.5	157,382	0.5
Industrial and miscellaneous	20,133,248	61.2	20,133,248	61.2
Hybrid securities	146,039	0.4	146,039	0.4
Parent, subsidiaries and affiliates	2,990,752	9.1	2,990,752	9.1
SVO identified funds	—	0.0		0.0
Unaffiliated Bank loans	129,181	0.4	129,181	0.4
Total long-term bonds	23,978,263	72.8	23,978,263	72.8
Preferred stocks:
Industrial and miscellaneous (unaffiliated)	283,533	0.9	283,533	0.9
Parent, subsidiaries and affiliates		0.0		0.0
Total preferred stocks	283,533	0.9	283,533	0.9
Common Stocks:
Industrial and miscellaneous Publicly traded (Unaffiliated)		0.0		0.0
Industrial and miscellaneous Other (Unaffiliated)	23,600	0.1	23,600	0.1
Parent, subsidiaries and affiliates Other	2,067,300	6.3	2,067,261	6.3
Total common stocks	2,090,900	6.4	2,090,861	6.4
Mortgage loans:
Residential mortgages	1,938,668	5.9	1,938,668	5.9
Commercial mortgages	2,360,193	7.2	2,360,193	7.2
Mezzanine real estate loans	378,334	1.1	378,334	1.1
Total valuation allowance	(41,140)	(0.1)	(41,140)	(0.1)
Total mortgage loans	4,636,055	14.1	4,636,055	14.1
Cash, cash equivalents and short-term investments:
Cash	442,780	1.3	442,780	1.3
Cash equivalents	24,738	0.1	24,738	0.1
Short-term investments	171,735	0.5	171,735	0.5
Total cash, cash equivalents and short-term investments	639,253	1.9	639,253	1.9
Contract loans	2,258	0.0	2,258	0.0
Derivatives	223,005	0.7	223,005	0.7
Derivative collateral assets	48,748	0.1	48,748	0.1
Receivables for securities	16,048	0.0	16,048	0.0
Other invested assets	1,002,481	3.0	1,001,096	3.0
Total invested assets	$32,920,544	100.0%	$32,919,120	100.0%
*    Gross investment holdings as valued in compliance with NAIC Accounting Practices and Procedures Manual.